                                                                    EXHIBIT 10.1

________________________________________________________________________________




                               U.S. $75,000,000

                               CREDIT AGREEMENT


                                     among


                              SCPIE HOLDINGS INC.,
                                  as Borrower


                                      and


                   THE FINANCIAL INSTITUTIONS NAMED HEREIN,
                                  as Lenders


                                      and


                        UNION BANK OF CALIFORNIA, N.A.,
                     as Administrative Agent and Arranger


                                      and


                          FIRST UNION NATIONAL BANK,
                            as Documentation Agent


                                 May 25, 1999



________________________________________________________________________________

                               TABLE OF CONTENTS

                                                                   Page
                              SECTION 1
                             DEFINITIONS

1.1    Defined Terms...............................................   1
1.2    Accounting Terms............................................  23
1.3    Other Definitional Provisions...............................  23

                              SECTION 2
            AMOUNT AND TERMS OF LOANS; COMMITMENT AMOUNTS

2.1    Commitments.................................................  24
2.2    Optional Prepayments........................................  27
2.3    Repayment...................................................  27
2.4    Conversion and Continuation Options.........................  28
2.5    Minimum Amounts of Advances.................................  29
2.6    Interest Rates and Payment Dates............................  29
2.7    Computation of Interest and Fees............................  29
2.8    Inability to Determine Interest Rate........................  29
2.9    Pro Rata Treatment and Payments.............................  30
2.10   Illegality..................................................  31
2.11   Increased Costs.............................................  31
2.12   Taxes.......................................................  32
2.13   Indemnity...................................................  34
2.14   Unused Commitment Fees......................................  34
2.15   Agent's Fees................................................  35


                              SECTION 3
                   REPRESENTATIONS AND WARRANTIES

3.1    Financial Condition.........................................  35
3.2    No Change...................................................  37
3.3    Corporate Existence; Compliance with Law....................  37
3.4    Corporate Power; Authorization; Enforceable
       Obligations.................................................  37
3.5    No Legal Bar................................................  38
3.6    No Material Litigation......................................  38
3.7    Ownership of Property; Liens; Condition of
       Properties..................................................  38
3.8    Taxes.......................................................  39
3.9    Federal Regulations.........................................  39
3.10   ERISA.......................................................  39
3.11   Investment Company Act......................................  40
3.12   Material Agreements.........................................  40
3.13   Reinsurance.................................................  40
3.14   Policies of Insurance.......................................  40
3.15   Certain Business Practices..................................  40
3.16   Insurance...................................................  40

3.17   Licenses....................................................  41
3.18   Subsidiaries................................................  41
3.19   Purpose of Loans............................................  41
3.20   Environmental Matters.......................................  41
3.21   Accuracy and Completeness of Information....................  43
3.22   Permits, Etc................................................  43
3.23   Assets......................................................  44
3.24   Trade Relations.............................................  44
3.25   Compliance with Laws........................................  44
3.26   Ranking of Loans............................................  44
3.27   Executive Offices...........................................  45
3.28   Insolvency..................................................  45
3.29   Labor Matters...............................................  45
3.30   Condemnation................................................  45
3.31   Year 2000...................................................  45


                              SECTION 4
                        CONDITIONS PRECEDENT

4.1   Conditions to Closing Date...................................  45
4.2   Conditions to Each Loan......................................  48
4.3   Determinations under Sections 4.1 and 4.2....................  48


                              SECTION 5
                        AFFIRMATIVE COVENANTS

5.1    Financial Statements........................................  49
5.2    Annual Statements...........................................  50
5.3    Certificates; Other Information.............................  51
5.4    Payment of Obligations......................................  54
5.5    Conduct of Business and Maintenance of Existence............  54
5.6    Maintenance of Property; Insurance..........................  55
5.7    Inspection of Property; Books and Records;
       Discussions.................................................  55
5.8    Environmental Laws..........................................  55
5.9    Use of Proceeds.............................................  56
5.10   Compliance With Laws, Etc...................................  56
5.11   Permits.....................................................  57
5.12   Leases and Licenses.........................................  57
5.13   Notices.....................................................  58
5.14   Investments.................................................  58
5.15   Best Rating.................................................  58
5.16   Year 2000...................................................  58


                              SECTION 6
                         NEGATIVE COVENANTS

6.1    GAAP Financial Condition Covenants..........................  58
6.2    SAP Financial Condition Covenants...........................  59
6.3    Limitation on Indebtedness..................................  60

6.4    Limitation on Liens.........................................  61
6.5    Limitation on Fundamental Changes...........................  62
6.6    Limitation on Disposition of Assets.........................  62
6.7    Limitation on Restricted Payments...........................  63
6.8    Unfunded Liabilities........................................  63
6.9    Limitation on Investments, Loans and Advances...............  63
6.10   Management Fees.............................................  63
6.11   Transactions with Affiliates................................  64
6.12   Fiscal Year.................................................  64


                              SECTION 7
                          EVENTS OF DEFAULT........................  64


                              SECTION 8
                              THE AGENT

8.1    Appointment.................................................  68
8.2    Delegation of Duties........................................  68
8.3    Exculpatory Provisions......................................  68
8.4    Reliance by Agent...........................................  69
8.5    Notice of Default...........................................  69
8.6    Nonreliance on Agent and Other Lenders......................  70
8.7    Indemnification.............................................  70
8.8    UBOC in Its Individual Capacity.............................  71
8.9    Successor Agent.............................................  71


                             SECTION 9
                           MISCELLANEOUS

9.1    Amendments and Waivers......................................  72
9.2    Notices.....................................................  72
9.3    No Waiver; Cumulative Remedies..............................  73
9.4    Survival of Representations and Warranties..................  73
9.5    Payment of Expenses and Taxes...............................  73
9.6    Successors and Assigns; Participation; Purchasing Lenders...  74
9.7    Adjustments; Setoff.........................................  76
9.8    Counterparts................................................  77
9.9    Severability................................................  77
9.10   Integration.................................................  77
9.11   GOVERNING LAW...............................................  77
9.12   Alternative Dispute Resolution..............................  77
9.13   Acknowledgements............................................  79
9.14   Headings....................................................  79
9.15   Conflict of Terms...........................................  79
9.16   Confidentiality.............................................  79

     Schedule 1       Commitments
     Schedule 2       Addresses for Notices and Applicable
                      Lending Offices
     Schedule 3.1(f)  Indebtedness
     Schedule 3.1(g)  Liens
     Schedule 3.12    Material Agreements
     Schedule 3.13    Reinsurance
     Schedule 3.16    Insurance
     Schedule 3.17    Licenses

     Exhibit A-1      Facility A Note
     Exhibit A-2      Facility B Note
     Exhibit B        Assignment and Acceptance
     Exhibit C        Continuation Notice
     Exhibit D        Compliance Certificate

                                CREDIT AGREEMENT
                                ----------------


     This CREDIT AGREEMENT, dated as of May 25, 1999, is entered into by and among (1) SCPIE HOLDINGS INC., a Delaware corporation (the "Borrower"), (2) each
                                                            --------
of UNION BANK OF CALIFORNIA, N.A., FIRST UNION NATIONAL BANK, DRESDNER BANK AG, New York Branch and Grand Cayman Branch, and the other financial institutions from time to time parties to this Agreement (together with their respective successors and permitted assigns, the "Lenders"), (3) UNION BANK OF CALIFORNIA,
                                       -------
N.A. ("UBOC"), as Administrative Agent (in such capacity, the "Agent") and
       ----                                                    -----
Arranger for the Lenders hereunder, and (4) FIRST UNION NATIONAL BANK, as Documentation Agent for the Lenders (in such capacity, the Documentation
                                                           -------------
Agent").
-----

                                   Recitals
                                   --------

     WHEREAS, the Borrower wishes to obtain commitments from the Lenders for pro rata credit extensions under (1) a revolving credit facility in an aggregate amount not to exceed $40,000,000 at any time outstanding, with the revolving loans under such revolving credit facility to amortize at the end of three years for a three-year period thereafter, and (2) a revolving credit facility in an aggregate amount not to exceed $35,000,000 at any time outstanding, with the revolving loans under such revolving credit facility to be repaid in full upon the expiration of such revolving credit facility.

     WHEREAS, the Lenders have agreed, on the terms and conditions herein set forth, to extend credit to the Borrower for (a) the purpose of funding certain acquisitions and (b) other general corporate purposes.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree as follows:


                                   SECTION 1
                                  DEFINITIONS

     1.1  Defined Terms.  As used in this Agreement, the following terms shall
          -------------
have the following meanings:

          "Accountants":  Ernst & Young LLP, KPMG Peat Marwick LLP,
           -----------
PricewaterhouseCoopers LLP, Deloitte & Touche, LLP, Arthur Anderson LLP or such other firm of independent certified public accountants of recognized national standing as shall be selected by the Borrower and satisfactory to the Required Lenders.

          "Acquisition":  each transaction, or any series of related
           -----------
transactions, consummated on or after the date of this Agreement, by which the Borrower or any of its Subsidiaries (a) acquires all or substantially all of the assets of any Person or of a division thereof or any line of business of any Person, whether such acquisition is through the purchase of assets, by assumption of insurance liability through reinsurance, by merger or otherwise, or (b) acquires at least a majority of the Voting Power of a Person.

          "Actuarial Report":  an actuarial review and valuation statement of
           ----------------
loss and loss adjustment expense reserve positions of each Insurance Subsidiary of the Borrower as of December 31 of any fiscal year, with respect to the insurance business of such Insurance Subsidiary in force, and covering such other subjects as are customary in actuarial reviews and reasonably requested by the Required Lenders, prepared by Tillinghast-Towers Perrin, Milliman and Robertson, Inc., William M. Mercer, Inc. or another independent actuarial firm acceptable to the Required Lenders, in accordance with reasonable actuarial assumptions and procedures not inconsistent with the assumptions and procedures previously employed by such Insurance Subsidiary.

          "Advance":  a borrowing hereunder consisting of Loans of the same Type
           -------
made by the Lenders to the Borrower (or converted or continued by the Borrower) on the same day, under the same facility (i.e., the Facility A Commitments or the Facility B Commitments) and, in the case of LIBOR Loans, for the same Interest Period.

          "Affiliate":  as to any Person, (a) any other Person which, directly
           ---------
or indirectly, is in control of, is controlled by, or is under common control with, such Person or (b) any other Person which is a director, officer or partner (or the equivalent of any of the foregoing) of (i) such Person or (ii) any Person described in the preceding clause (a). For purposes of this definition, "control" of a Person means the power, direct or indirect, either
(A) to vote 10% or more of the Voting Power of such Person or (B) to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

          "Agent":  as defined in the preamble hereto, and any successor Agent
           -----
appointed pursuant to Section 8.

          "Agent's Fee Letter":  the letter agreement entered into by the
           ------------------
Borrower and the Agent concerning fees payable by the Borrower to the Agent for its own account with respect to this Agreement.

          "Agreement":  this Agreement, as amended, waived, supplemented or
           ---------
otherwise modified from time to time.

          "Annual Statement":  an annual financial statement of each Insurance
           ----------------
Subsidiary of the Borrower as required to be filed with the Department (or similar authority) of the jurisdiction of domicile of such Insurance Subsidiary, together with all exhibits and schedules filed therewith, prepared in conformity with SAP.

          "Applicable Fee Rate":  with respect to the unused commitment fees
           -------------------
payable pursuant to Section 2.14, for each Pricing Period, the rate set forth below for the applicable Commitments opposite the Applicable Pricing Level for that Pricing Period:

                            Facility A Commitments
                            ----------------------

                  Applicable
                 Pricing Level                  Rate
                 -------------                  ----

                        I                       0.375%
                       II                       0.300%
                      III                       0.250%

                            Facility B Commitments
                            ----------------------

                  Applicable
                 Pricing Level                  Rate
                 -------------                  ----

                        I                       0.325%
                       II                       0.250%
                      III                       0.200%

         "Applicable Lending Office":  for any Lender, its offices for LIBOR
          -------------------------
Loans and Base Rate Loans specified on Schedule 2 or in the Assignment and Acceptance pursuant to which it became a party hereto, as the case may be, any of which offices may, upon 10 days' prior written notice to the Agent and the Borrower, be changed by such Lender.

         "Applicable LIBOR Rate Margin":  with respect to the LIBOR Loans, for
          ----------------------------
each Pricing Period, the interest rate margin set forth below opposite the Applicable Pricing Level for that Pricing Period:

                  Applicable
                 Pricing Level                  Margin
                 -------------                  ------

                        I                       0.875%
                       II                       0.750%
                      III                       0.625%

         "Applicable Pricing Level":  for each Pricing Period, the pricing level
          ------------------------
set forth below opposite the ratio of Total Debt to Total Capitalization achieved by the Borrower as of the last day of the fiscal quarter ended immediately preceding the first day of that Pricing Period:

                  Applicable             Ratio of Total Debt
                 Pricing Level         to Total Capitalization
                 -------------         -----------------------

                        I              Equal to or greater than 0.20 to 1.00

                       II Equal to or greater than 0.10 to 1.00 but less than 0.20 to 1.00

                      III              Less than 0.10 to 1.00

          "Asset Disposition":  the sale, sale and leaseback, transfer,
           -----------------
conveyance, exchange, long-term lease accorded sales treatment under GAAP or similar disposition of any of the Properties, businesses or assets of the Borrower or any of its Subsidiaries, including by means of (a) a merger, consolidation, amalgamation, joint venture or other substantive combination, (b) the ceding or other transfer of existing insurance loss-reserve liabilities by reinsurance and (c) the assignment of any lease, license or permit relating to the Properties.

          "Assignment and Acceptance":  an Assignment and Acceptance in the form
           -------------------------
of Exhibit B to this Agreement.

          "Available Dividend Amount":  as of the last day of any fiscal quarter
           -------------------------
of the Borrower, with respect to the Insurance Subsidiaries of the Borrower, the aggregate maximum amount of dividends permitted by the relevant Departments under applicable Requirements of Law (without the necessity of any affirmative approval or other action of such Departments involving the granting of permission) to be paid directly or indirectly by such Insurance Subsidiaries to the Borrower during the then current fiscal year (based on such Insurance Subsidiaries' financial performance for the immediately preceding fiscal year and without regard as to whether or not any dividends have actually been paid by any of such Insurance Subsidiaries during the 12-month period ended on such day or otherwise), excluding, however, the amount of such permitted dividends of any such Insurance Subsidiary that are paid, or if not paid would be payable, to another such Insurance Subsidiary.

          "Base Rate":  a fluctuating rate of interest per annum, as in effect
           ---------                                   --- -----
from time to time, at all times equal to the higher of the following: (a) the Reference Rate in effect from time to time; and (b) the sum of the Federal Funds Rate in effect from time to time plus 0.5% per annum.
                                           --- -----

          "Base Rate Loans":  Loans the rate of interest applicable to which is
           ---------------
based upon the Base Rate.

          "Beverly Hills Real Estate":  the real property owned by the Borrower
           -------------------------
on the date of this Agreement and located at 9441 West Olympic Boulevard, Beverly Hills, California and 405 South Beverly Drive, Beverly Hills, California.

          "Borrower":  as defined in the preamble hereto.
           --------

          "Borrower Affiliates":  the Borrower and all of its Subsidiaries.
           -------------------

          "Borrowing Date":  a date on which an Advance is made hereunder.
           --------------

          "Business Day":  a day other than a Saturday, Sunday or other day on
           ------------
which commercial banks in the State of California are authorized or required by law to close and which, in the case of a LIBOR Loan, is a Eurodollar Business Day.

          "Capital Expenditures":  for any Person(s) for any period, the
           --------------------
aggregate of all expenditures which are made during such period (whether paid in cash or accrued as liabilities), and all contractual commitments for such expenditures which are entered into during such period (provided, however, that
                                                        --------  -------
if any such commitment is included in one fiscal year, the actual payment in a later fiscal year shall not be included in such later fiscal year), by such Person(s) for property, plant or equipment and which would be reflected as additions to property, plant or equipment on a balance sheet of such Person(s) prepared in accordance with GAAP, including all such property, plant and equipment held under capital leases but excluding (a) expenditures for Permitted Acquisitions, (b) expenditures made by a Person before its acquisition by the Borrower or any Subsidiary pursuant to a Permitted Acquisition and (c) expenditures made with proceeds of condemnation awards or insurance.

          "Capitalized Lease Obligations":  obligations for the payment of rent
           -----------------------------
for any real or personal property under leases or agreements to lease that, in accordance with GAAP, have been or should be capitalized on the books of the lessee. For purposes hereof, the amount of any such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

          "Capital Stock":  any and all shares of capital stock of a
           -------------
corporation, or equivalent ownership interests in a Person other than a corporation, and any and all warrants, options, rights to purchase, convertible securities or other interests carrying the right to acquire any of the foregoing.

          "Cash Income Taxes":  as of the last day of any fiscal quarter of the
           -----------------
Borrower, for the Borrower and its Subsidiaries on a consolidated basis with respect to the fiscal quarter of the Borrower then ended and the immediately preceding three fiscal quarters, the sum of cash income taxes, if any, paid by the Borrower and its Subsidiaries.

          "Change of Control":  (a) the acquisition by any Person (including any
           -----------------
syndicate or group deemed to be a "Person" under Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended, or any successor provision to either of the foregoing) of beneficial ownership, direct or indirect, of Capital Stock of the Borrower entitling such Person to exercise 20% or more of the Voting Power of the Borrower; (b) any consolidation of the Borrower with, or merger of the Borrower into, any other Person, any merger of another Person into the Borrower or any sale or transfer of all or substantially all of the assets of the Borrower to another Person, other than (i) where the surviving corporation is the Borrower, (ii) the then principal business of the Borrower is substantially unchanged and (iii) the Borrower shall be in pro forma compliance
                                                           --- -----
with all provisions of this Agreement subsequent to such consolidation, merger, sale or transfer; or (c) a majority of the seats (other than vacant seats) on the Board of Directors of the Borrower are at any time occupied by persons who were neither nominated by the Board of Directors of the Borrower nor appointed by directors so nominated.

          "Claim":  any claim, cause of action, action, dispute or controversy
           -----
between or among the Parties, whether sounding in contract, tort or otherwise, which arises out of or relates to (a) any of the Loan Documents, (b) any negotiations or communications relating to any of the Loan Documents, whether or not incorporated into the Loan Documents or any indebtedness evidenced thereby, or (c) any alleged agreements, promises, representations or transactions in connection with any of the foregoing.

          "Closing Date":  the date on which all conditions set forth in Section
           ------------
4.1 are satisfied or waived and this Agreement becomes effective.

          "Code":  the Internal Revenue Code of 1986, as amended from time to
           ----
time, including regulations proposed and promulgated thereunder.

          "Commitments":  Facility A Commitments and/or Facility B Commitments.
           -----------

          "Commonly Controlled Entity":  as to any Person, an entity, whether or
           --------------------------
not incorporated, which is under common control with such Person within the meaning of Section 4001 of ERISA or is part of a group which includes such Person and which is treated as a single employer under Section 414 of the Code.

          "Compliance Certificate":  a certificate duly executed by a
           ----------------------
Responsible Officer substantially in the form of Exhibit D, with such changes as the Required Lenders may from time to time reasonably request, for the purposes of monitoring the Borrower's compliance herewith.

          "Continuation Notice":  a request for continuation or conversion of a
           -------------------
Loan as set forth in Section 2.4, substantially in the form of Exhibit C.

          "Contractual Obligation":  as to any Person, any provision of any
           ----------------------
security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

          "Debt Service":  as of the last day of any fiscal quarter of the
           -------------
Borrower, for the Borrower and its Subsidiaries on a consolidated basis, the sum of (a) the amount of all principal on Total Debt which is scheduled to be paid during the next succeeding four fiscal quarters, without duplication of previous amounts and excluding principal of Facility B Loans scheduled to be paid to the extent that the amount of such principal is then available to be borrowed under the Facility A Commitment, and (b) Interest Expense which was paid, payable or accrued during the four fiscal quarters ended on such day, without duplication of previous amounts.

          "Default":  any of the events specified in Section 7, whether or not
           -------
any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

          "Department":  with respect to any Insurance Subsidiary of the
           ----------
Borrower, the Governmental Authority of the jurisdiction of domicile of such Insurance Subsidiary charged with regulating insurance companies.

          "Documentation Agent":  as defined in the preamble hereto.
           -------------------

          "Dollars" and "$":  dollars in lawful currency of the United States.
           -------       -

          "Earnout Payment":  with respect to any acquisition of assets or
           ---------------
Capital Stock of any Person, any amount required to be paid in the future by the acquiring Person based on the future performance of the business that is the subject of such acquisition or on the future performance of the acquiring Person, as consideration for such acquisition.

          "EBITDA":  for any Person for any fiscal period, net income (or net
           ------
loss), plus the sum of (a) net interest expense, (b) income tax expense, (c) depreciation expense, (d) amortization expense and (e) noncash writedowns or writeoffs of assets, minus the sum of (y) net extraordinary gains included in net income and (z) net gains on the sale of assets other than asset sales in the ordinary course of business, in each case determined in accordance with GAAP for such period.

          "Environmental Laws":  any and all federal, state, local or municipal
           ------------------
laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any governmental authority or Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or at any time hereafter in effect.

          "ERISA":  the Employee Retirement Income Security Act of 1974, as
           -----
amended from time to time, and any rule or regulation issued thereunder.

          "ERISA Affiliate":  as to any Person, each trade or business including
           ---------------
such Person, whether or not incorporated, which together with such Person would be treated as a single employer under Section 4001(a)(14) of ERISA.

          "Eurodollar Business Day":  any day on which banks are open for
           -----------------------
dealings in Dollar deposits in the London interbank market.

          "Event of Default":  any of the events specified in Section 7, but
           ----------------
only to the extent that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

          "Excluded Taxes":  in the case of each Lender and the Agent, all taxes
           --------------
imposed on or by reference to its net income, and all franchise taxes, taxes on doing business and taxes measured by capital or net worth imposed on it, by the jurisdiction under the laws of which such Lender or the Agent (as the case may be) is organized or any political subdivision thereof or by the jurisdiction of such Lender's Applicable Lending Office or any political subdivision thereof; and, in the case of each Lender, any taxes imposed by any Governmental Authority arising as a consequence of the failure of such Lender to provide accurate documentation required to be provided by such Lender pursuant to Section 2.12(b).

          "Facility A Commitment":  as defined in Section 2.1(a).
           ---------------------

          "Facility A Expiration Date":  May 27, 2002 or any earlier date on
           --------------------------
which the Facility A Commitments expire in accordance with the terms of this Agreement (whether by acceleration or otherwise).

          "Facility A Loan":  as defined in Section 2.1(a).
           ---------------

          "Facility A Maturity Date":  May 31, 2005 or any earlier date on which
           ------------------------
the Facility A Loans become due and payable in full, whether by acceleration or otherwise.

          "Facility B Commitment":  as defined in Section 2.1(b).
           ---------------------

          "Facility B Expiration Date":  May 22, 2000 or any earlier date on
           --------------------------
which the Facility B Commitments expire in accordance with the terms hereof (whether by acceleration or otherwise).

          "Facility B Loan":  as defined in Section 2.1(b).
           ---------------

          "Federal Funds Rate":  for any period, a fluctuating interest rate per
           ------------------                                                ---
annum equal for each day during such period to the weighted average of the rates
-----
on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Agent from three federal funds brokers of recognized standing selected by it (expressed as a decimal and rounded upward to the nearest 1/100th of 1%).

          "Financial Statements":  as defined in Section 3.1(a).
           --------------------

          "Fixed Charge Coverage Ratio":  as of the last day of any fiscal
           ---------------------------
quarter of the Borrower, for the period of four consecutive fiscal quarters then ended (the "Measurement Period"), the ratio of (a) the aggregate of (i) the
            ------------------
Available Dividend Amount of the Insurance Subsidiaries of the Borrower as of the last day of the Measurement Period, plus (ii) aggregate EBITDA of the Borrower's Subsidiaries other than its Insurance Subsidiaries for the Measurement Period, plus (iii) the Net Tax Payments (whether positive or negative) during the Measurement Period, minus (iv) the Net Overhead (whether positive or negative) for the Measurement Period (to the extent not already included in items (i), (ii) and (iii) above), minus (v) Earnout Payments paid or accrued (for future payment) by the Borrower or any Subsidiary during the Measurement Period, to (b) the sum of (i) Debt Service, (ii) cash dividends paid by the Borrower to any shareholder, common or preferred, during the Measurement Period and (iii) share repurchases and redemptions by the Borrower during the Measurement Period, but excluding such share repurchases and redemptions to the extent (A) made during the period from and including the date hereof to but excluding the first anniversary of the date hereof and (B) that the price of the same, when added to the price of previous share repurchases and redemptions by the Borrower on or after the date of this Agreement, does not exceed $15,000,000.

          "GAAP":  generally accepted accounting principles in the United States
           ----
in effect from time to time.

          "Governmental Authority":  any nation or government, any federal,
           ----------------------
state or other political subdivision thereof and any federal, state or local entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Guarantee Obligation":  as to any Person (the "guaranteeing person"),
           --------------------                           -------------------
any obligation of (a) the guaranteeing person or (b) another Person (including any bank under any letter of credit) which Person the guaranteeing person has agreed to reimburse or indemnify for undertaking such obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the
                        -------------------
"primary obligor") in any manner, whether directly or indirectly, including any
----------------
obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds for the purchase or payment of any such primary obligation or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the
                                                    --------  -------
term Guarantee Obligation shall not include (1) amounts potentially owed on or with respect to insurance policies or Reinsurance Agreements issued or sold in the ordinary course of business, (2) premiums for any such policies, to the extent attributable to a period after a particular date upon which Guaranteed Obligations are being determined, or (3) endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lesser of (A) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (B) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

          "Hazardous Substances":  substances that are defined or listed in, or
           --------------------
otherwise classified pursuant to, any applicable laws as "hazardous substances," "hazardous materials," "hazardous wastes" or "toxic substances," or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, radioactivity, carcinogenicity, reproductive toxicity or "EP toxicity," and petroleum and drilling fluids, produced waters and other wastes associated with the exploration, development, or production of crude oil, natural gas or geothermal energy.

          "High Quality Securities":  any or all of the following:  U.S.
           -----------------------
Government Securities; freely transferable commercial paper of any corporation (other than the Borrower or any of its Affiliates) incorporated under the laws of the United States of America or any state thereof, which commercial paper is rated "P-1" or its equivalent by Moody's Investors Service, Inc., "A-1" or its equivalent by Standard & Poor's Ratings Group or an equivalent rating by Fitch Investors Services, Inc., Duff & Phelps, Inc. or another rating agency acceptable to the Required Lenders; certificates of deposit, time deposits or repurchase agreements issued by any commercial bank organized under the laws of the United States of America or of any political subdivision thereof, so long as such bank (a) is a Lender, (b) has assets in excess of $1,000,000,000 or (c) has been specifically approved in writing by the Required Lenders.

          "Indebtedness":  of any Person at any date, without duplication, (a)
           ------------
all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than trade credit incurred to acquire goods, supplies or services in the ordinary and normal course of business) or which is evidenced by a note, bond, debenture or similar instrument, including obligations under noncompete agreements, (b) all obligations of such Person under Capitalized Lease Obligations, (c) all obligations of such Person in respect of acceptances or surety bonds (other than surety bonds that have been contracted for in the ordinary course of business and with respect to which the underlying estimated incurred losses have been appropriately reserved for in accordance with GAAP or SAP, as applicable) issued or created for the account of such Person, (d) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof, (e) all obligations of such Person, whether absolute or contingent, in respect of letters of credit opened for the account of such Person, (f) all net obligations of such Person in respect of any Interest Rate Agreement (it being understood that the amount of Indebtedness of such Person under such Interest Rate Agreement as of any date shall be deemed to equal the termination value payable by such Person if such Interest Rate Agreement were terminated on such date) and (g) all Guarantee Obligations of such Person in respect of any indebtedness, obligations or liabilities of any other Person of the type referred to in clauses (a) through (f) of this definition.

          "Insolvency":  with respect to any Multiemployer Plan, the condition
           ----------
that such Plan is insolvent within the meaning of Section 4245 of ERISA.

          "Insurance Code":  as to any Insurance Subsidiary of the Borrower, the
           --------------
insurance code or any similar statute or code in effect in the jurisdiction of domicile of such Insurance Subsidiary, and any successor statute or code of similar import, together with the regulations thereunder, as amended or otherwise modified and in effect from time to time.

          "Insurance Holding Company Systems Act":  the California Insurance
           -------------------------------------
Holding Company Systems Act, Calif. Insurance Code (S) 1215 et seq.
                                                            -- ----

          "Insurance Policies":  the policies purchased from insurance companies
           ------------------
by the Borrower or any of its Subsidiaries for its own account to insure against its own liability and property loss (including casualty, liability and workers' compensation insurance), other than Reinsurance Agreements.

          "Insurance Subsidiary":  as to any Person at any time of
           --------------------
determination, a Subsidiary of such Person engaged in the insurance or reinsurance business pursuant to a License duly issued with respect to such Subsidiary.

          "Interest Expense":  as of the last day of any fiscal quarter of the
           ----------------
Borrower, for the Borrower and its Subsidiaries on a consolidated basis with respect to the fiscal quarter of the Borrower then ended and the immediately preceding three fiscal quarters, the amount of all interest on Total Debt (such interest to be calculated in a manner which gives effect to any Interest Rate Agreement in effect as of any date of determination) which was paid, payable and/or accrued for such period (without duplication of previous amounts), plus,
                                                                          ----
during any period in which an Interest Rate Agreement is in effect, the Applicable Cost of such Interest Rate Agreement for such period (as more specifically reflected on the Borrower's financial statements prepared in accordance with GAAP). As used herein, "Applicable Cost" means for any period,
                                         ---------------
with respect to an Interest Rate Agreement, that portion of the up-front cost of such Interest Rate Agreement attributable to such period, assuming such up-front cost were amortized equally over the term of such Interest Rate Agreement.

          "Interest Payment Date":  for Base Rate Loans, the last Business Day
           ---------------------
of each February, May, August and November to occur while the Loans are outstanding, commencing with August 31, 1999; for each LIBOR Loan, the last day of its applicable Interest Period and, if the Interest Period is three months or longer, the date three months from the Borrowing Date; and for all Loans, the day on which the Loans become due and payable in full and are paid or prepaid in full.

          "Interest Period":  with respect to any LIBOR Loan:
           ---------------

               (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such LIBOR Loan and ending one, three or six months thereafter, as selected by the Borrower in its notice of borrowing or its Continuation Notice, as the case may be, given with respect thereto; and

               (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such LIBOR Loan and ending one, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Agent not less than three Eurodollar Business Days prior to the last day of the then current Interest Period with respect thereto;

provided, however, that, all of the foregoing provisions relating to Interest
--------  -------
Periods are subject to the following:

                   (i) if any Interest Period would otherwise end on a day that is not a Eurodollar Business Day, such Interest Period shall be extended to the next succeeding Eurodollar Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Eurodollar Business Day;

                  (ii) any Interest Period that begins on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Eurodollar Business Day of a calendar month;

                 (iii) with respect to Facility A Loans, no Interest Period may be selected that would end after a scheduled date for repayment of principal of such Loans occurring on or after the first day of such Interest Period unless, immediately after giving effect to such selection, the aggregate principal amount of Facility A Loans that are Base Rate Loans or that have Interest Periods expiring on or before such principal repayment date, when added to the amount then available to be borrowed under the Facility A Commitment and the Facility B Commitment and that would be available to be borrowed after such principal repayment date, equals or exceeds the principal amount required to be paid on such principal repayment date; and

                  (iv) the Borrower may not select any Interest Period (A) for Facility A Loans that expires after the Facility A Maturity Date or (B) for Facility B Loans that expires after the Facility B Maturity Date.

          "Interest Rate Agreement":  any interest rate protection agreement,
           -----------------------
interest rate future, interest rate option, interest rate swap, interest rate cap or other interest rate hedge or arrangement under which the Borrower or any Subsidiary is a party or a beneficiary.

          "Investment Company Act":  as defined in Section 3.11.
           ----------------------

          "Investment Grade Securities":  nonequity securities that are rated
           ---------------------------
"BBB-" or better by Standard & Poor's Ratings Group, "Baa3" or better by Moody's Investors Service, Inc., "2" or better by the SVO, "BBB-" or better by Fitch Investors Service, Inc., "BBB-" or better by Duff & Phelps Inc., or an equivalent rating by an equivalent rating agency selected by the Borrower and acceptable to the Required Lenders.

          "Investment Portfolio":  the Securities and other investments held by
           --------------------
the Borrower or any Subsidiary from time to time, excluding the Beverly Hills Real Estate.

          "IRIS Tests":  the ratios and other financial measurements developed
           ----------
by the NAIC under its Insurance Regulatory Information System or, in lieu thereof, any successor thereto, replacement thereof, substitute therefor or other substantially similar guidelines intended to measure the financial performance of companies in the insurance industry, as the same shall be in effect from time to time.

          "Lease Expense":  for any period, the aggregate minimum rental
           -------------
obligations payable in respect of such period under leases of real and/or personal property (net of income from subleases thereof), whether or not such obligations are reflected as liabilities or commitments on a consolidated balance sheet or in the notes thereto, excluding, however, obligations under Capitalized Lease Obligations.

          "Lenders":  as defined in the preamble hereto and Section 8.8 hereof.
           -------

          "LIBOR":  for any Interest Period for any LIBOR Loan, the arithmetic
           -----
mean (rounded upwards, if necessary, to the nearest 1/100th of 1%), as determined by the Agent, of the respective rates per annum quoted by Telerate, Inc. at page 3750 at approximately 11:00 a.m. London time (or as soon thereafter as practicable) on the date 2 Eurodollar Business Days before the first day of such Interest Period for the offering by lenders to leading banks in the London interbank market of Dollar deposits having a term comparable to such Interest Period and in an amount comparable to the principal amount of the LIBOR Loan to be made by the Lenders for such Interest Period.

          "LIBOR Adjusted Rate":  with respect to each day during each Interest
           -------------------
Period pertaining to a LIBOR Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                                     LIBOR
                       ---------------------------------
                       1.00 - LIBOR Reserve Requirements

          "LIBOR Loans":  Loans the rate of interest applicable to which is
           -----------
based upon LIBOR.

          "LIBOR Reserve Requirements":  for any day as applied to a LIBOR Loan,
           --------------------------
the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or any other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by a member bank of the Federal Reserve System.

          "Licenses":  as defined in Section 3.17.
           --------

          "Lien":  any mortgage, pledge, charge, hypothecation, assignment,
           ----
deposit arrangement, encumbrance, lien (statutory or other), security interest or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional-sale or other title-retention agreement, any Capitalized Lease Obligation having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable Requirement of Law of any jurisdiction in respect of any of the foregoing).

          "Loan Documents":  this Agreement, the Notes, the Agent's Fee Letter
           --------------
and any other agreement executed by the Borrower in connection therewith and herewith, as such agreements and documents may be amended, supplemented and otherwise modified from time to time in accordance with the terms hereof.

          "Loans":  Facility A Loans and/or Facility B Loans.
           -----

          "Margin Stock":  as defined in Regulation U.
           ------------

          "Material Adverse Effect":  a material adverse effect on (a) the
           -----------------------
business, operations, property, condition or prospects (financial or otherwise) of the Borrower and its Subsidiaries, taken as a whole, (b) the ability of the Borrower and its Subsidiaries, taken as a whole, to perform their obligations under the Loan Documents or (c) the validity or enforceability of the Loan Documents or the rights or remedies of the Agent or the Lenders hereunder or thereunder.

          "Material Agreements": as defined in Section 3.12.
           -------------------

          "Multiemployer Plan":  a plan which is a multiemployer plan as defined
           ------------------
in Section 3(37) or Section 4001(a)(3) of ERISA.

          "NAIC":  the National Association of Insurance Commissioners, or any
           ----
successor thereto.

          "Net Income":  for any period, net income of the Borrower and its
           ----------
Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

          "Net Overhead":  for any period, the difference between (a) the
           ------------
aggregate of all operating costs and expenses of the Borrower (including for rent, utilities, taxes and payroll) incurred or paid by the Borrower during such period on behalf of its Insurance Subsidiaries, other than payments of interest in respect of Indebtedness, minus (b) the aggregate of all management, servicing and other administrative fees paid by the Borrower's Insurance Subsidiaries to the Borrower during such period, including all amounts paid under service agreements.

          "Net Premiums Written":  for any period, as to any Insurance
           --------------------
Subsidiary of the Borrower, the total amount of premiums written after deducting or adding premiums on business ceded to or assumed from others, as shown on line 32, column 4, Part 2B of page 9 of the Annual Statement of such Insurance Subsidiary, or an amount determined in a consistent manner for any date other than one as of which an Annual Statement of such Insurance Subsidiary is available.

          "Net Tax Payments":  for any period, (a) the aggregate amount paid or
           ----------------
reasonably estimated to be paid to the Borrower by its Subsidiaries pursuant to tax-sharing or tax-allocation agreements or arrangements in effect, in respect of taxable income realized during such period, less (b) aggregate Tax Payments paid or reasonably estimated to be paid by the Borrower in respect of taxable income realized during such period.

          "Non-Investment Grade Investments":  all investments other than
           --------------------------------
Investment Grade Securities and High Quality Securities.

          "Note":  as defined in Section 2.1(c).
           ----

          "Obligations":  the unpaid principal of and interest on (including
           -----------
interest accruing after the maturity of the Loans and interest accruing on or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding and whether or not at a default rate) the Notes, and all other obligations and liabilities of the Borrower to the Agent and the Lenders, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, the Notes, any other Loan Document or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all reasonable fees and disbursements of counsel, and the allocated reasonable cost of internal counsel, to the Agent or the Lenders that are required to be paid by the Borrower pursuant to the terms of this Agreement) or otherwise.

          "Occupancy Agreements":  as defined in Section 5.12.
           --------------------

          "Operating Leverage":  as of the last day of any fiscal quarter of the
           ------------------
Borrower, the ratio of (a) the aggregate (without duplication) of all Net Premiums Written of the Insurance Subsidiaries of the Borrower for the four consecutive fiscal quarters ended on such day to (b) the aggregate (without duplication) of all Policyholder Surplus of such Insurance Subsidiaries as of such day.

          "Participants":  as defined in Section 9.6(b).
           ------------

          "Parties":  as defined in Section 9.12(a).
           -------

          "PBGC":  the Pension Benefit Guaranty Corporation established pursuant
           ----
to Subtitle A of Title IV of ERISA or any successor thereto.

          "Permitted Acquisition":  any Acquisition with respect to which all of
           ---------------------
the following conditions are met at the time thereof: (a) no Default has occurred and is continuing or would be caused by such Acquisition, and the Borrower has delivered to the Lenders a pro forma Compliance Certificate showing
                                        --- -----
compliance as of the end of the most recently ended fiscal quarter (or, with respect to Section 6.2(c), fiscal year) of the Borrower with the covenants referred to in such certificate, as if such Acquisition had been made as of the first day of the relevant compliance period (provided that such compliance shall be determined by means of the Compliance Certificate referred to in clause (c) below if the Borrower is required to deliver a Compliance Certificate pursuant to clause (c) below in connection with such Acquisition); (b) each line of business that is the subject of such Acquisition is medical malpractice insurance, medical malpractice risk management, a line of business reasonably related to medical malpractice insurance or medical malpractice risk management, or a line of business reasonably related to the liability insurance or risk management needs of healthcare industry professionals; (c) if the total consideration for such Acquisition (including cash, stock and other property, Indebtedness assumed and other consideration, all to the extent reasonably determinable at the time of such Acquisition, but excluding any future Earnout Payments) exceeds $25,000,000, the Borrower has delivered to the Lenders a pro
                                                                           ---
forma Compliance Certificate
-----
showing compliance as of the date of such Acquisition (or (i) with respect to Sections 6.1(b) and (d) and 6.2(a), as of the end of the most recently ended fiscal quarter of the Borrower or (ii) with respect to Section 6.2(c), as of the end of the most recently ended fiscal year of the Borrower) with the covenants referred to in such certificate, as if such Acquisition had been made as of the first day of the relevant compliance period; (d) if the total consideration (as described in clause (c) above) for such Acquisition exceeds the higher of (i) 15% of the consolidated Tangible Net Worth of the Borrower and its Subsidiaries, as evidenced by the Compliance Certificate most recently delivered to the Lenders pursuant to Section 5.3(a), and (ii) $60,000,000, the Borrower has obtained the prior written approval of the Required Lenders; and (e) the total consideration (as described in clause (c) above) for such Acquisition, when added to the aggregate consideration (including Earnout Payments, to the extent paid or accrued for future payment) for all previous Permitted Acquisitions on or after the date of this Agreement, does not exceed $75,000,000.

          "Person":  any individual, firm, partnership, joint venture, limited
           ------
liability company, corporation, association, business enterprise trust, unincorporated organization, government or department or agency thereof or other entity, whether acting in an individual, fiduciary or other capacity.

          "Plan":  as to any Person, any plan (other than a Multiemployer Plan)
           ----
subject to Title IV of ERISA or subject to the minimum funding standards under
Section 412 of the Code maintained for employees of such Person or any ERISA Affiliate of such Person (and any such plan no longer maintained by such Person or any of such Person's ERISA Affiliates to which such Person or any of such Person's ERISA Affiliates has made or was required to make any contributions within any of the five preceding years).

          "Policyholder Surplus":  as to any Insurance Subsidiary of the
           --------------------
Borrower, as of any date the total amount of surplus as regards policyholders shown on line 27, page 3, column 1 of the 1998 Annual Statement (or any similar line, page and column reference in any subsequent Annual Statement), or an amount determined in a consistent manner for any date other than the one as of which an Annual Statement is prepared.

          "Pricing Occurrence":  with respect to any change in the ratio of
           ------------------
Total Debt to Total Capitalization which results in a change in the Applicable Pricing Level, five Business Days following the date upon which the Borrower delivers a compliance certificate evidencing such change as required by Section 5.3(a).

          "Pricing Period":  each period commencing on the date of a Pricing
           --------------
Occurrence and ending on the next Pricing Occurrence to occur.

          "Properties":  all real and personal property owned, leased, used,
           ----------
occupied or operated, including under license or permit, by the Borrower or any of its Subsidiaries.

          "Purchasing Lenders":  as defined in Section 9.6(c).
           ------------------

          "Reference":  a judicial reference conducted pursuant to this
           ---------
Agreement in accordance with the law of the State of California, as in effect at the time the referee is selected pursuant to Section 9.12(a).

          "Reference Rate":  the annual rate of interest announced from time to
           --------------
time by the Agent at its head office in San Francisco, California, as its corporate reference rate (it being understood that such rate is a rate set by the Agent based upon various factors including general economic and market conditions, that such rate is used as a reference point for pricing certain loans and that the Agent may price its loans at, above or below such rate).

          "Register":  as defined in Section 9.6(d).
           --------

          "Regulation D":  Regulation D of the Board of Governors of the Federal
           ------------
Reserve System, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof and any successor regulation thereto.

          "Regulation U":  Regulation U of the Board of Governors of the Federal
           ------------
Reserve System, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof and any successor regulation thereto.

          "Reinsurance Agreement":  any agreement, contract, treaty, certificate
           ---------------------
or other arrangement whereby any Insurance Subsidiary of the Borrower agrees (a) to transfer, cede or retrocede to another insurer or reinsurer all or part of the liability assumed by such Insurance Subsidiary under a policy or policies of insurance issued by such Insurance Subsidiary or (b) to assume the liability of another insurer or reinsurer under policies of insurance issued by such insurer or reinsurer.

          "Reorganization":  with respect to any Multiemployer Plan, the
           --------------
condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

          "Reportable Event":  any of the events set forth in Section 4043(b) of
           ----------------
ERISA, other than those events as to which the thirty day notice period is waived under PBGC regulations.

          "Required Lenders":  at any time when no Loans are outstanding,
           ----------------
Lenders having Commitments equal to at least 65% of the aggregate Commitments, and at any time when Loans are outstanding, Lenders with outstanding Loans having an unpaid principal balance equal to at least 65% of the unpaid principal balance of all Loans outstanding. Any Lender which has refused to make available any of its Loans shall not be included in this calculation.

          "Requirement of Law":  as to any Person, the articles of incorporation
           ------------------
and bylaws or other organizational or governing documents of such Person, and any law, treaty, rule, order, judgment or regulation of an arbitrator or a court or any other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "Responsible Officer":  the chief executive officer, the president or
           -------------------
any senior vice president of the Borrower or, with respect to financial matters, the chief financial officer or treasurer of the Borrower, as applicable.

          "Restricted Payments":  as defined in Section 6.7.
           -------------------

          "SAP":  with respect to each Insurance Subsidiary of the Borrower, the
           ---
statutory accounting practices prescribed or permitted by the insurance commissioner (or other similar authority) of the jurisdiction in which such Insurance Subsidiary is domiciled for the preparation of Annual Statements and other financial reports by insurance corporations of the same type as such Insurance Subsidiary, as applied by such Insurance Subsidiary on a basis consistent with prior periods.

          "Securities":  common and preferred stock, limited liability company
           ----------
interests, partnership units and participations, certificates of equity contribution, other Capital Stock, notes, bonds, debentures, surplus debentures or notes, trust receipts and other obligations, instruments or evidences of indebtedness, including debt instruments of public and private issuers and tax-exempt securities (including warrants, rights, put and call options, and other options relating thereto or any combination thereof), guarantees of indebtedness, choses in action, other property or interests commonly regarded as securities or any form of interest or participation therein (whether certificated or uncertificated) or any instruments convertible into any of the foregoing.

          "Single Employer Plan":  any Plan which is covered by Title IV of
           --------------------
ERISA, but which is not a Multiemployer Plan.

          "Solvent":  when used with respect to any Person, that:
           -------

               (a) the present fair salable value of such Person's assets is in excess of the total amount of the probable liability on such Person's liabilities;

               (b) such Person is able to pay its debts as they become due; and

               (c) such Person does not have unreasonably small capital to carry on such Person's business as theretofore operated and all businesses in which such Person is about to engage.

          "Stated Investment Policy":  with respect to each Insurance Subsidiary
           ------------------------
of the Borrower, the stated investment policy of such Insurance Subsidiary as established by the board of directors of such Insurance Subsidiary and delivered to the Agent in accordance with Section 4.1(m), as any such stated investment policy may be amended from time to time in accordance with this Agreement.

          "Statutory Carrying Value":  as to any investment by any Insurance
           ------------------------
Subsidiary of the Borrower, the value of such investment as determined in accordance with SAP.

          "Statutory Liabilities":  as to each Insurance Subsidiary of the
           ---------------------
Borrower, as of any date, the total amount shown on line 21, page 3, column 1 of the Annual Statement of such Insurance Subsidiary, or an amount determined in a consistent manner for any date other than one as of which an Annual Statement of such Insurance Subsidiary is available.

          "Subsidiary":  as to any Person at any time of determination, a
           ----------
corporation, limited liability company, partnership or other entity of which a majority of the Voting Power is at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries or Subsidiaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

          "SVO":  the Securities Valuation Office of the NAIC, or any successor
           ---
thereto.

          "Tangible Net Worth":  for any Person at any time of determination,
           ------------------
the excess of total assets at such time over total liabilities at such time, in each case as determined in accordance with generally accepted accounting principles, excluding, however, from the determination of total assets all (a) goodwill, organizational expenses, research and development expenses, trademarks, trade names, copyrights, patents, patent applications and licenses and other similar intangibles, and rights in any thereof, (b) prepaid expenses, deferred acquisition costs, deferred charges and unamortized debt discount and expense, (c) reserves carried and not deducted from assets, (d) treasury stock, capital stock, obligations and other securities of, and capital contributions to and investments in, any Subsidiary of such Person, (e) securities that are not readily marketable, (f) cash held in a sinking or other analogous fund established for the purpose of redemption, retirement or prepayment of capital stock or Indebtedness, (g) unrealized gains and losses on an investment portfolio reported pursuant to Statement 115 of the Financial Accounting Standards Board and (h) any items not included in clauses
(a) through (g) above that are treated as intangibles in conformity with GAAP.

          "Taxes":  as defined in Section 2.12(a).
           -----

          "Tax Payments":  for any period, the aggregate (without duplication)
           ------------
of all federal, state and local income, franchise and other taxes required to be deducted from consolidated revenue of the Borrower and its Subsidiaries in determining Net Income for such period.

          "Termination Event":  (a) a Reportable Event, (b) the institution of
           -----------------
proceedings to terminate a Single Employer Plan by the PBGC under Section 4042 of ERISA, (c) the appointment by the PBGC of a trustee to administer any Single Employer Plan or (iv) the existence of any other event or condition that would reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment by the PBGC of a trustee to administer, any Single Employer Plan.

          "Total Capitalization":  as of any date, the sum of (a) the amount of
           --------------------
Total Debt of the Borrower and its Subsidiaries, on a consolidated basis as of such date, and (b) the amount of Tangible Net Worth of the Borrower and its Subsidiaries, on a consolidated basis as of such date.

          "Total Debt":  at any time, the aggregate Indebtedness (without
           ----------
duplication) of the Borrower and its Subsidiaries at such time, determined on a consolidated basis in accordance with GAAP.

          "Transferee":  as defined in Section 9.6(f).
           ----------

          "Type":  as to any Loan, its nature as a Base Rate Loan or a LIBOR
           ----
Loan.

          "UBOC":  as defined in the preamble hereto.
           ----

          "Voting Power":  with respect to any Person, the Capital Stock of such
           ------------
Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right to so vote has been suspended by the happening of such a contingency.

          "Year 2000 Problem":  the inability of computers, as well as embedded
           -----------------
microchips in noncomputing devices, to properly perform date-sensitive functions with respect to certain dates before and after December 31, 1999.

     1.2  Accounting Terms.  Any accounting terms used in this Agreement that
          ----------------
are not specifically defined shall have the meanings customarily given them in accordance with SAP, or if any such term has no customary meaning under SAP, then such term shall have the meaning customarily given it in accordance with GAAP; provided, however, that, in the event that changes in SAP shall be
      --------  -------
mandated by applicable Governmental Authorities or the NAIC, or changes in GAAP shall be mandated by the Financial Accounting Standards Board or any similar accounting body of comparable standing, or any change in accounting practices shall be recommended by the Accountants, and to the extent that such changes would modify or could modify such accounting terms or the interpretation or computation thereof, such changes shall be followed in defining such accounting terms only from and after the date the Borrower, the Agent and the Lenders shall have amended this Agreement to the extent necessary to reflect any such changes in the financial covenants and other terms and conditions of this Credit Agreement. References to amounts on particular exhibits, schedules, lines, pages and columns of an Annual Statement are based on the format promulgated by the NAIC for Annual Statements covering the fiscal year ended December 31, 1998. If such format is changed in future years so that different information is contained in such items or they no longer exist, it is understood that the reference is to information consistent with that reported in the referenced item in the Annual Statements covering the fiscal year ended December 31, 1998.

     1.3  Other Definitional Provisions.
          -----------------------------

          (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the same defined meanings when used in any other Loan Document or any certificate or other document made or delivered pursuant hereto or thereto.

          (b) As used herein, in any other Loan Document or in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP. Unless otherwise provided herein, all financial calculations made with respect to the Borrower for the purpose of determining compliance with the terms of this Agreement shall be made on a consolidated basis. If, after any Permitted Acquisition is made by the Borrower or any Subsidiary, any calculation is required to be made under the covenants of this Agreement (including Sections
6.1 and 6.2 and the defined terms utilized therein) in respect of any period before the date of such Permitted Acquisition, such calculation shall be made on a pro forma basis as if such Permitted Acquisition had been made on the
  --- -----
first day of such period; provided, however, that for the purpose of applying
                          --------  -------
the limitation set forth in clause (e) of the definition of "Permitted Acquisition" in Section 1.1 to any contemplated Acquisition, any Earnout Payment paid before the date of such contemplated Acquisition by a Person to be acquired pursuant to such contemplated Acquisition, and any Earnout Payment paid before (but not any paid after) the date of a previous Permitted Acquisition by a Person acquired pursuant to such previous Permitted Acquisition, shall be ignored.

          (c) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

          (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

          (e) References to agreements, other contractual instruments and other documents include all subsequent amendments and other modifications to such agreement and documents, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document.

          (f) In this Agreement, the words "include," "includes" and "including" are deemed to be followed by the words "without limitation."


                                   SECTION 2
                 AMOUNT AND TERMS OF LOANS; COMMITMENT AMOUNTS

     2.1  Commitments.
          -----------

          (a) Each Lender agrees severally, on the terms and conditions hereinafter set forth, to make loans (each a "Facility A Loan") to the Borrower
                                              ---------------
from time to time on any Business Day during the period from the Closing Date until the Facility A Expiration Date, in an aggregate amount not to exceed at any time outstanding the amount set forth opposite such Lender's name on
Schedule 1 under the caption "Facility A Commitment" or, if such Lender has entered into one or more Assignments and Acceptances, set forth for such Lender in the Register as such Lender's "Facility A Commitment" (such amount, as the same may be reduced from time to time pursuant to Section 2.1(g), herein called such Lender's "Facility A Commitment"). Each Advance composed of Facility A
               ---------------------
Loans shall be in the aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof and shall consist of Facility A Loans of the same Type made on the same day by the Lenders ratably according to their respective Facility A Commitments. Within the limits of each Lender's Facility A

Commitment, the Borrower may borrow under this Section 2.1(a), prepay pursuant to Section 2.2 and reborrow under this Section 2.1(a).

          (b) Each Lender agrees severally, on the terms and conditions hereinafter set forth, to make loans (each a "Facility B Loan") to the Borrower
                                              ---------------
from time to time on any Business Day during the period from the Closing Date until the Facility B Expiration Date, in an aggregate amount not to exceed at any time outstanding the amount set forth opposite such Lender's name on
Schedule 1 under the caption "Facility B Commitment" or, if such Lender has entered into one or more Assignments and Acceptances, set forth for such Lender in the Register as such Lender's "Facility B Commitment" (such amount, as the same may be reduced from time to time pursuant to Section 2.1(g), herein called such Lender's "Facility B Commitment"). Each Advance composed of Facility B
               ---------------------
Loans shall be in the aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof and shall consist of Facility B Loans of the same Type made on the same day by the Lenders ratably according to their respective Facility B Commitments. Within the limits of each Lender's Facility B Commitment, the Borrower may borrow under this Section 2.1(b), prepay pursuant to Section 2.2 and reborrow under this Section 2.1(b).

          (c) The Loans made by each Lender to the Borrower shall be evidenced by a promissory note of the Borrower substantially in the form of Exhibit A-1 or A-2, as applicable (each a "Note"), with appropriate insertions therein as to
                            ----
payee, date and principal amount, payable to the order of such Lender and representing the obligation of the Borrower to pay the aggregate unpaid principal amount of all Facility A Loans or Facility B Loans, as the case may be, made by such Lender to the Borrower, with interest thereon as provided herein. Each Lender is hereby authorized (but not required) to record the date and amount of each payment or prepayment of principal of its Loans made to the Borrower, each continuation thereof, each conversion of all or a portion thereof to another Type and, in the case of LIBOR Loans, the length of each Interest Period with respect thereto, in the books and records of such Lender, and any such recordation made as part of such Lender's normal lending practices shall constitute prima facie evidence of the accuracy of the information so recorded.
           ----- -----
The failure of any Lender to make any such recordation or notation in the books and records of such Lender (or any error in such recordation or notation) shall not affect the obligations of the Borrower hereunder or under the Notes.

          (d) Each Advance shall be made upon the Borrower's giving the Agent irrevocable written notice (which notice must be received by the Agent prior to 10:00 a.m., San Francisco time, one Business Day prior to the proposed Borrowing Date or, if the Loans composing such Advance are requested to be made as LIBOR Loans, three Eurodollar Business Days prior to the proposed

Borrowing Date) requesting that the Lenders make the Loans composing such Advance on the proposed Borrowing Date and specifying (i) the aggregate amount of such Advance, (ii) whether the Loans composing such Advance are to be Facility A Loans or Facility B Loans, (iii) subject to Sections 2.8 and 2.10, whether the Loans composing such Advance are to be LIBOR Loans or Base Rate Loans and (iv) if the Loans composing such Advance are to be LIBOR Loans, the initial Interest Period for such Loans. Upon receipt of any such notice (which may request more than one Advance), the Agent shall promptly notify each Lender thereof on the date of receipt of such notice. On the proposed borrowing date of each Advance, not later than 11:00 a.m., San Francisco time, each Lender shall make available to the Agent the amount of such Lender's pro rata share of such Advance, in immediately available funds, by wiring such amount to such account as the Agent shall specify. After the Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article 4, the Agent will make such funds available to the Borrower by crediting the bank account designated by the Borrower for such purpose and as to which the Borrower has previously notified the Agent in writing.

          (e) Neither the Agent nor any Lender shall be responsible for the obligations or Commitments of any other Lender hereunder, nor will the failure of any Lender to comply with the terms of this Agreement relieve any other Lender or the Borrower of its obligations under this Agreement and the Notes. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights which the Borrower may have against any Lender as a result of any default by such Lender hereunder.

          (f) Unless the Agent receives notice from a Lender before the date of an Advance that such Lender will not make available to the Agent such Lender's ratable portion of such Advance, the Agent may assume that such Lender has made such portion available to the Agent on the date of such Advance in accordance with Section 2.1(d), and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender does not make such ratable portion available to the Agent, such Lender and the Borrower agree severally to repay such corresponding amount to the Agent forthwith on demand, together with interest thereon for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to the Loans composing such Advance and
(ii) in the case of such Lender, the Federal Funds Rate. If such Lender repays to the Agent such corresponding amount, such amount so repaid shall constitute such Lender's Loan as part of such Advance for purposes of this Agreement.

          (g) The Borrower shall have the right, upon at least five Business Days' prior irrevocable written notice to the Agent, to terminate in whole or reduce ratably in part the unused portions of the Facility A Commitments and/or the Facility B Commitments of the Lenders; provided, however, that each partial
                                           --------  -------
reduction of the Facility A Commitments or the Facility B Commitments shall be in the aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof. The Agent shall promptly notify each Lender (by telecopy or by telephone) of each requested reduction of the Facility A Commitments or the Facility B Commitments.

          (h) Upon each reduction of the Facility A Commitments and/or the Facility B Commitments pursuant to Section 2.1(g), the Borrower shall (i) pay the unused commitment fee, payable pursuant to Section 2.14, accrued on the amount by which the Facility A Commitments and/or Facility B Commitments, as applicable, are so reduced, through the date of such reduction, (ii) prepay the amount, if any, by which (A) the aggregate unpaid principal amount of the Facility A Loans exceeds the amount of the aggregate Facility A Commitments as so reduced and/or (B) the aggregate unpaid principal amount of the Facility B Loans exceeds the amount of the aggregate Facility B Commitments as so reduced, as the case may be, together with accrued interest on the amount being prepaid to the date of such prepayment, and (iii) compensate the Lenders for their funding costs, if any, arising as a result of such payment, in accordance with
Section 2.13.

     2.2  Optional Prepayments.  The Borrower may, upon at least five Business
          --------------------
Days' notice to the Agent stating the proposed date and aggregate principal amount of a prepayment of Loans composing an Advance, and if such notice is given the Borrower shall on such proposed date, prepay the outstanding principal amount of the Loans composing an Advance in whole or ratably in part, without premium or penalty, in the aggregate amount stated in such notice, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that (i) each partial prepayment of an Advance shall be in an
--------  -------
aggregate principal amount that is an integral multiple of $1,000,000, (ii) any prepayment of LIBOR Loans shall be subject to compliance with Section 2.13 and
(iii) any prepayment of Facility A Loans on or after the Facility A Expiration Date shall be applied to the scheduled principal payments set forth in Section 2.3(a) in inverse order of maturity. Upon receipt of any such notice of prepayment from the Borrower, the Agent shall promptly notify each Lender thereof.

     2.3  Repayment.
          ---------

          (a) The Borrower shall repay the aggregate principal amount of the Facility A Loans outstanding on the Facility A Expiration Date in 12 substantially equal quarterly installments. Such installments shall be due on the last Business Day of each

February, May, August and November, commencing on August 30, 2002 and ending on the Facility A Maturity Date; provided, however, that the last such installment
                              --------  -------
shall be in the amount necessary to repay in full the unpaid principal amount of the Facility A Loans.

          (b) On the Facility B Expiration Date, the Borrower shall repay all of the Facility B Loans then outstanding.

     2.4  Conversion and Continuation Options.
          -----------------------------------

          (a) The Borrower may elect from time to time to convert LIBOR Loans to Base Rate Loans, by the Borrower giving the Agent at least two Business Days' prior irrevocable written notice of such election pursuant to a Continuation Notice; provided, however, that any such conversion of LIBOR Loans may only be
        --------  -------
made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert Base Rate Loans to LIBOR Loans, by the Borrower giving the Agent at least three Eurodollar Business Days' prior irrevocable written notice of such election pursuant to a Continuation Notice. Any such notice of conversion to LIBOR Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such notice, the Agent shall promptly notify each Lender thereof. All or any part of outstanding LIBOR Loans and Base Rate Loans may be converted as provided herein; provided, however, that (i) any such conversion may only be made if, after
--------  -------
giving effect thereto, Section 2.5 shall not have been contravened, (ii) no Base Rate Loan may be converted into a LIBOR Loan after the date that is one month prior to the Facility A Maturity Date and (iii) the Borrower shall not have the right to elect to continue at the end of the applicable Interest Period, or to convert to, a LIBOR Loan if a Default shall have occurred and be continuing.

          (b) Any LIBOR Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving notice to the Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in Section 1.1, of the length of the next Interest Period to be applicable to such LIBOR Loan; provided, however, that no LIBOR Loan may be
                                  --------  -------
continued as such (i) if, after giving effect thereto, Section 2.5 would be contravened, (ii) after the date that is one month prior to the Facility A Maturity Date or (iii) if a Default shall have occurred and be continuing; and further provided, however, that if the Borrower shall fail to give any required
------- --------  -------
notice with respect to the continuation of a LIBOR Loan as described above in this Section or if such continuation is not permitted pursuant to the preceding proviso, such Loan shall be automatically converted to a Base Rate Loan on the last day of the then-expiring Interest Period therefor.

     2.5  Minimum Amounts of Advances.  All borrowings, conversions and
          ---------------------------
continuations of Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of the Loans composing each Advance shall be equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof, and there shall not be more than ten Advances outstanding.

     2.6  Interest Rates and Payment Dates.
          --------------------------------

          (a) Each LIBOR Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the LIBOR Adjusted Rate plus the Applicable LIBOR Rate Margin.

          (b) Each Base Rate Loan shall bear interest at a rate per annum equal to the Base Rate.

          (c) If an Event of Default shall exist hereunder, all amounts outstanding on the Notes shall bear interest at a rate per annum which is the rate otherwise applicable (or, if not related to a Loan, the Base Rate) plus 2% per annum, from the date of such Event of Default until the date such Event of Default is cured or waived (after as well as before judgment).

          (d) Interest shall be payable in arrears on each Interest Payment Date; provided, however, that interest accruing pursuant to paragraph (c) of
      --------  -------
this Section shall be payable on demand.

     2.7  Computation of Interest and Fees.   All interest on the Obligations
          --------------------------------
and all fees payable hereunder shall be calculated on the basis of a 360-day year for the actual days elapsed, including the first day but excluding the last. Each determination of a rate applicable to interest or fees by the Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error.

     2.8  Inability to Determine Interest Rate.  In the event that prior to the
          ------------------------------------
first day of any Interest Period:

          (a) the Agent shall have determined (which determination shall be conclusive and binding upon the Borrower absent manifest error) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the LIBOR Adjusted Rate for such Interest Period; or

          (b) the Agent shall have received notice from the Required Lenders that they have determined that the LIBOR Adjusted Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such

Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period;

the Agent shall give telecopy or telephonic notice thereof to the Borrower and the Lenders as soon as practicable thereafter. If such notice is given, (i) any LIBOR Loans requested to be made on the first day of such Interest Period shall be made as Base Rate Loans, (ii) Loans that were to have been converted on the first day of such Interest Period to LIBOR Loans shall be continued as Base Rate Loans and (iii) any outstanding LIBOR Loans shall be converted, on the first day of such Interest Period, to Base Rate Loans. Until such notice has been withdrawn by the Agent, no further LIBOR Loans shall be made or continued as such, nor shall the Borrower have the right to convert Base Rate Loans to LIBOR Loans.

     2.9  Pro Rata Treatment and Payments.  Each payment (including each
          -------------------------------
prepayment) by the Borrower on account of principal of and interest on the Facility A Loans or the Facility B Loans shall be made pro rata among the Lenders according to the ratio that the Facility A Commitment or the Facility B Commitment, as applicable, of each Lender bears to the aggregate of the Facility A Commitments or the Facility B Commitments, as applicable, of all of the Lenders. All payments (including prepayments) to be made by the Borrower hereunder and under the Notes, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 10:00 a.m., San Francisco time, on the due date thereof to the Agent, for the account of the Lenders, to such account as the Agent shall specify to the Borrower in writing, in Dollars and in immediately available funds; provided, however, that the Borrower hereby authorizes each Lender, if and to
--------  -------
the extent that any such payment is not made to the Agent when due hereunder, to charge from time to time against any or all of the Borrower's accounts with such Lender any payment so due. All payments due to the Lenders from the Borrower hereunder shall be deemed paid when received by the Agent for distribution to the Lenders. The Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the LIBOR Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a LIBOR Loan becomes due and payable on a day other than a Eurodollar Business Day, the maturity thereof shall be extended to the next succeeding Eurodollar Business Day (and interest shall continue to accrue thereon at the applicable rate) unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Eurodollar Business Day.

     2.10 Illegality.  Notwithstanding any other provision herein, if any change
          ----------
in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender or Applicable Lending Office to maintain LIBOR Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to continue LIBOR Loans as such and convert Base Rate Loans to LIBOR Loans shall forthwith be suspended during such period of illegality and (b) the Loans of such Lender or Applicable Lending Office then outstanding as LIBOR Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a LIBOR Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 2.13. To the extent that a Lender's LIBOR Loans have been converted to Base Rate Loans pursuant to this Section, all payments and prepayments of principal that otherwise would be applied to such Lender's LIBOR Loans shall be applied instead to its Base Rate Loans.

     2.11 Increased Costs.
          ---------------

          (a) In the event that any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law but, if not having the force of law, generally applicable to and complied with by banks and financial institutions of the same general type as such Lender in the relevant jurisdiction) from any central bank or other Governmental Authority made subsequent to the date hereof:

               (i) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirements against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender or Applicable Lending Office which is not otherwise included in the determination of the LIBOR Adjusted Rate hereunder; or

              (ii) shall impose on such Lender or Applicable Lending Office any other condition;

and the result of any of the foregoing is to increase the cost to such Lender or Applicable Lending Office, by an amount which such Lender reasonably deems to be material, of converting into, continuing or maintaining LIBOR Loans or to reduce any amount receivable hereunder in respect thereof then, in any such case, the Borrower shall immediately pay to the Agent, on behalf of such Lender or Applicable Lending Office, upon the demand of the Agent at the request of such Lender, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender or any Applicable Lending Office becomes entitled to claim any additional amounts pursuant to this Section, it shall promptly notify the Borrower, through the Agent, of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this Section submitted by such Lender or Applicable Lending Office, through the Agent, to the Borrower shall be conclusive evidence of the accuracy of the information so recorded, absent manifest error. This covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder so long as notice of any such increased costs and the basis therefor is given to the Borrower within 90 days after the date of such termination.

          (b) If, after the date of this Agreement, the introduction of or any change in any Requirement of Law regarding capital adequacy, or any change in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, affects the amount of capital required or expected to be maintained by any Lender or any corporation controlling any Lender, and such Lender (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) determines that the amount of capital maintained by such Lender or such corporation which is attributable to or based upon the Loans or this Agreement must be increased as a consequence of such introduction or change by an amount deemed by such Lender to be material, then, upon demand of the Agent at the request of such Lender, the Borrower shall immediately pay to the Agent on behalf of such Lender, additional amounts sufficient to compensate such Lender or such corporation for the increased costs to such Lender or corporation of such increased capital. Any such demand shall be accompanied by a certificate of such Lender setting forth in reasonable detail the computation of any such increased costs, which certificate shall be conclusive, absent manifest error. This obligation of the Borrower under this Section shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder in full so long as notice of any such increased costs and the basis therefor is given to the Borrower within 90 days after the date of such termination.

     2.12 Taxes.
          -----

          (a) All payments made by the Borrower in respect of the Obligations shall be made free and clear of, and except to the extent required by law, without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority or any political subdivision or taxing authority thereof or therein, other than Excluded Taxes (all such non-Excluded Taxes being hereinafter called "Taxes"). If any Taxes are required to be
                                -----
withheld from any amounts payable to the Agent or any Lender in respect of the Obligations, the amounts so payable to the Agent or such Lender shall be increased to the extent necessary to yield to the Agent or such Lender (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the other Loan Documents; provided, however, that no increased amount shall be required to be
           --------  -------
paid to the Agent or such Lender under this sentence except to the extent that any change after the date hereof in any such withholding requirement will result in an increase in the rate of such withholding from that in effect as of the date hereof in respect of payments to the Agent or such Lender. The Agent or a Lender, as the case may be, shall deliver to the Borrower a certificate setting forth the amount of such Taxes, the calculation of such Taxes and an explanation of the requirement therefor, all in reasonable detail, and such certificate shall be conclusive, absent manifest error. Whenever any Taxes are payable by the Borrower, as promptly as possible thereafter, the Borrower shall send to the Agent, for its own account or for the account of such Lender, as the case may be, a copy of an original official receipt received by the Borrower showing payment thereof or such other evidence of payment reasonably satisfactory to the Agent. If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Agent and the Lenders for any incremental taxes, interest or penalties (and related reasonable fees and expenses of counsel) that may become payable by the Agent or any Lender as a result of any such failure. The agreements in this Section shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

          (b) Each Lender (and each Person becoming a Lender pursuant to Section 9.6(c)) that is not organized under the laws of the United States of America or a state thereof agrees that it will deliver to the Borrower and the Agent as promptly as practicable and at such other times as may be necessary in the determination of the Borrower or the Agent (i) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 or the successor applicable form, as the case may be, and (ii) an Internal Revenue Service Form W-8 or W-9 or the successor applicable form. Each such Lender also agrees to deliver to the Borrower and the Agent two further copies of the said Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms or other manner or certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower and the Agent, and such extensions or renewals thereof as may reasonably be requested by the Borrower or the Agent, unless in any such case an event beyond the control of such Lender (including any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advised the Borrower and the Agent. Each such Lender shall certify (A) in the case of a Form 1001 or 4224, that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, and
(B) in the case of a Form W-8 or W-9, that it is entitled to an exemption from United States backup withholding tax.

          (c) The Borrower shall not be required to pay any additional amounts to any Person in respect of United States withholding tax pursuant to Section 2.12(a) if the obligation to pay such additional amounts would not have arisen but for a failure by such Person to comply with the requirements of Section 2.12(b) (including the accuracy of the certificate described in the final sentence thereof).

          (d) If any Lender or the Agent, as applicable, receives a refund (whether by way of direct payment or by offset) of any tax for which a payment has been made pursuant to this Section 2.12 which, in the reasonable good-faith judgment of such Lender or Agent, as the case may be, is allocable to such payment made under this Section 2.12, the amount of such refund (together with any interest received thereon) shall be paid to the Borrower to the extent payment has been made in full pursuant to this Section 2.12.

     2.13 Indemnity.  The Borrower agrees to indemnify each Lender for, to hold
          ---------
each Lender harmless from, and to pay each Lender on demand, the amount of any liability, loss or expense arising from the reemployment of funds obtained by it or from fees payable to terminate the deposits from which such funds were obtained (including reasonable fees and expenses of counsel) which such Lender may sustain or incur as a consequence of (a) default by the Borrower in payment when due of the principal amount of or interest on any LIBOR Loan, (b) default by the Borrower in making a borrowing of, conversion into or continuation of LIBOR Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (c) default by the Borrower in making any prepayment after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (d) the making by the Borrower of a prepayment or conversion of LIBOR Loans on a day which is not the last day of an Interest Period with respect thereto. A Lender's certificate as to such liability, loss or expense shall be deemed conclusive, absent manifest error. This covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

     2.14 Unused Commitment Fees.  The Borrower agrees to pay to the Agent for
          ----------------------
the account of the Lenders (a) an unused commitment fee on the average daily unused portion of each Lender's Facility A Commitment, for each Lender from the date on which such Lender becomes a party hereto until the Facility A Expiration Date, at the Applicable Fee Rate, and (b) an unused commitment fee on the average daily unused portion of each Lender's Facility B Commitment, for each Lender from the date on which such Lender becomes a party hereto until the Facility B Expiration Date, at the Applicable Fee Rate. Such unused commitment fees shall be payable (i) quarterly in arrears on the last Business Day of each February, May, August and November, commencing on August 31, 1999, (ii) with respect to the Facility A Commitments, on the Facility A Expiration Date and (iii) with respect to the Facility B Commitments, on the Facility B Expiration Date.

     2.15 Agent's Fees.  The Borrower agrees to pay to the Agent, as and when
          ------------
due, such amounts as are required to be paid by the Borrower under the Agent's Fee Letter.


                                   SECTION 3
                        REPRESENTATIONS AND WARRANTIES

     To induce the Lenders to enter into this Agreement and to make the Loans, the Borrower hereby represents and warrants to the Agent and each Lender that:

     3.1  Financial Condition.
          -------------------

          (a) The audited balance sheet of the Borrower and its Subsidiaries as of December 31, 1998 and the related audited statements of operations, retained earnings, stockholders' equity and cash flows for the fiscal year ended on such date, each on a consolidated basis certified by the Accountants (together with consolidating worksheet) and copies of all of which have heretofore been furnished to the Agent, present fairly in all material respects the financial condition of the Borrower and its Subsidiaries as of such date and the results of their operations and their cash flows for the fiscal year then ended. All such financial statements, including the related schedules and notes thereto (the "Financial Statements"), have been prepared in accordance with GAAP or SAP,
      --------------------
as applicable, applied consistently with the preceding fiscal year. Neither the Borrower nor any of its Subsidiaries has any Guarantee Obligation, contingent liability, liability for taxes, long-term lease or unusual forward or long-term commitment, including any interest-rate or foreign-currency swap or exchange transaction, which is not reflected in the foregoing statements or in the notes thereto and which is material in relation to the financial condition of the Borrower or any of its Subsidiaries at such dates. During the period from December 31, 1998 to and including the Closing Date, there has been no sale, transfer or other disposition by the Borrower or any of its Subsidiaries of any part of its business or property, and no purchase or other acquisition of any business or property (including any Capital Stock of any other Person), other than sales from and purchases into the Investment Portfolios of the Borrower and its Subsidiaries, that is material in relation to the financial condition of the Borrower or any of its Subsidiaries as of December 31, 1998.

          (b) The Annual Statement (including the provisions made therein for investments, valuation of investments, losses (reserves) and Statutory Liabilities) of each Insurance Subsidiary of the Borrower covering its fiscal year ended December 31, 1998 has been filed with the Department having jurisdiction over such Insurance Subsidiary in compliance with the Insurance Code and other Requirements of Law applicable to it. Such Annual Statements fairly present in all material respects the financial position, results of operations, changes in equity and changes in financial position of each such Insurance Subsidiary as of and for the respective dates and periods indicated therein in accordance with SAP, except as set forth in the notes thereto.
Except for liabilities and obligations disclosed or provided for in such Annual Statements, including losses (reserves) and Statutory Liabilities (all of which have been computed in accordance with SAP), no Insurance Subsidiary of the Borrower had incurred, as of the respective dates of such Annual Statements, any material liabilities or obligations (whether absolute or contingent or whether due or to become due) that in conformity with SAP would have been required to be or should be disclosed or provided for in such Annual Statements. All books of account of each Insurance Subsidiary of the Borrower fully and fairly disclose all of the material transactions, properties, assets, investments, liabilities and obligations of the Borrower and such Insurance Subsidiaries, and all of such books of account are in the possession of such Insurance Subsidiary and are true, correct and complete in all material respects.

          (c) The investments by each Insurance Subsidiary of the Borrower reflected in its Annual Statement referred to in Section 3.1(b) comply in all material respects with all applicable requirements of the Department and other Governmental Authorities having jurisdiction over such Insurance Subsidiary.

          (d) The amounts shown in the Annual Statements referred to in Section 3.1(b) for (i) aggregate losses (reserves) and loss adjustment expenses for insurance policies and contracts (set forth in lines 1, 1A and 2, column 1, of page 3 thereof), (ii) agents' balances and uncollected premiums (as set forth in lines 10.1, 10.2 and 10.3, column 1 of page 2 thereof) and (iii) Statutory Liabilities are in accordance with commonly accepted actuarial standards consistently applied, are fairly stated in accordance with sound actuarial principles, based on actuarial assumptions that are in accordance with or more stringent than those called for in the insurance policies and contracts, and the related reinsurance, co-insurance and similar contracts, of each Insurance Subsidiary of the Borrower, based on assumptions consistent with those of the preceding fiscal year, and meet the requirements of the Department and any other Governmental Authorities having jurisdiction over the reports of losses (reserves of) such Insurance Subsidiary. Such losses (reserves) established by each such Insurance Subsidiary are, in the judgment of the Borrower and such Insurance Subsidiary, adequate as of such date for the payment by such Insurance Subsidiary of all incurred insurance losses, claims and investigative expenses of such Insurance Subsidiary.

          (e) Marketable securities and short-term investments reflected in the Annual Statements referred to in Section 3.1(b) are valued at cost, amortized cost or market value, as required by Requirements of Law.

          (f) Schedule 3.1(f) lists all Indebtedness of the Borrower and its Subsidiaries as of the Closing Date.

          (g) Schedule 3.1(g) lists all Liens securing any Indebtedness of the Borrower or any Subsidiary as of the Closing Date.

     3.2  No Change.  Since December 31, 1998 there has been no event or
          ---------
condition resulting in a Material Adverse Effect.

     3.3  Corporate Existence; Compliance with Law.  Each of the Borrower and
          ----------------------------------------
its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate or comparable legal power and authority, and the legal right, to own, operate or lease, as applicable, its Properties and to conduct the business in which it is currently engaged and in which it proposes to be engaged after the Closing Date,
(c) is duly qualified as a foreign entity and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except where such failure to qualify could not reasonably be expected to have a Material Adverse Effect, and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

     3.4  Corporate Power; Authorization; Enforceable Obligations.  The Borrower
          -------------------------------------------------------
has the corporate power and authority, and the legal right, to make, deliver and perform this Agreement and the other Loan Documents, to borrow hereunder and to consummate the transactions contemplated hereunder, and has taken all necessary corporate action to authorize (a) the borrowings on the terms and conditions of this Agreement and the Notes and (b) the execution, delivery and performance of this Agreement and the other Loan Documents. Except for informational filings required to be made in the ordinary course of business which are not a condition to the Borrower's performance under the Loan Documents, no consent or authorization of, filing with or any other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or in connection with the execution, delivery, performance, validity or enforceability of this Agreement, the Notes or the other Loan Documents. Each of this Agreement, the Notes and the other Loan Documents has been duly executed and delivered by the Borrower. This Agreement and the Notes constitute, and the other Loan Documents when executed and delivered will constitute, legal, valid and binding obligations of the Borrower enforceable against it in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

     3.5  No Legal Bar.  The execution, delivery and performance of this
          ------------
Agreement, the Notes and the other Loan Documents, and the borrowings hereunder and the use of the proceeds of the Loans, will not violate any Requirement of Law or Contractual Obligation of the Borrower or any of its Subsidiaries, which violation could reasonably be expected to have a Material Adverse Effect, and will not result in, or require, the creation or imposition of any Lien on any of its properties or revenues pursuant to any such Requirement of Law or Contractual Obligation, except pursuant to the Loan Documents or except as otherwise permitted pursuant to Section 6.4.

     3.6  No Material Litigation.  No litigation, investigation or proceeding of
          ----------------------
or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any of its Subsidiaries or against any of its or their properties or revenues which could reasonably be expected to have a Material Adverse Effect or which concerns this Agreement. Neither the Borrower nor any of its Subsidiaries has any material contingent liabilities not provided for or referred to in the Financial Statements and Annual Statements delivered pursuant to Sections 5.1 and 5.2.

     3.7  Ownership of Property; Liens; Condition of Properties.
          -----------------------------------------------------

          (a) Each of the Borrower and its Subsidiaries has good title in fee simple to, a valid leasehold interest in, or rights as a permittee or licensee to, all of its real property, and good title to all of its other property which is material to its business.

          (b) All of the properties used or useful in the conduct of the business of the Borrower or any of its Subsidiaries are in good repair, working order and condition (reasonable wear and tear excepted) and suitable for use in the operation of their respective businesses.

     3.8  Taxes.  Each of the Borrower and its Subsidiaries has filed or caused
          -----
to be filed all tax returns which are required to be filed by it and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any not yet delinquent or the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or such Subsidiary, as appropriate); and no tax Lien has been filed, and, except as disclosed in the footnotes to the Financial Statements or the Annual Statements of the Borrower's Insurance Subsidiaries, no claim is being asserted, with respect to any such tax, fee or other charge which could reasonably be expected to have a Material Adverse Effect if decided adversely to the Borrower or its Subsidiaries.

     3.9  Federal Regulations.  No part of the proceeds of any Loans is intended
          -------------------
to be or will be used, directly or indirectly, for the purpose of "purchasing" or "carrying" any Margin Stock within the respective meanings of each of the quoted terms under Regulation U or for any purpose which violates the provisions of the Regulations of the Board of Governors of the Federal Reserve System. If requested by the Agent, the Borrower will furnish to the Agent a statement to the foregoing effect in conformity with the requirements of Form U-1 referred to in Regulation U.

     3.10 ERISA.  No Reportable Event has occurred during the five-year period
          -----
prior to the date on which this representation is made with respect to any Plan which has resulted, or could reasonably be expected to result, in a Material Adverse Effect. Each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. The present value of all accrued benefits under all Single Employer Plans maintained by the Borrower, any of its Subsidiaries or any Commonly Controlled Entity (based on those assumptions used to fund the Plans) did not, as of the last annual valuation date prior to the date on which this representation is made, exceed by an amount which could reasonably be expected to cause a Material Adverse Effect the value of the assets of such Plans allocable to such accrued benefits. Neither the Borrower, any of its Subsidiaries nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan which has resulted, or could reasonably be expected to result, in a Material Adverse Effect. The present value (determined using actuarial and other assumptions which are reasonable in respect of the benefits provided and the employees participating) of the liability of the Borrower, its Subsidiaries and each Commonly Controlled Entity for post-retirement benefits (excluding benefits required by Section 4980B of the Code) to be provided to their current and former employees under plans which are welfare benefit plans (as defined in Section 3(a) of ERISA) does not, in the aggregate, exceed by an amount which could reasonably be expected to cause a Material Adverse Effect the assets under all such plans allocable to such benefits.

     3.11 Investment Company Act.  Neither the Borrower nor any of its
          ----------------------
Subsidiaries is an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act").
                 ----------------------

     3.12 Material Agreements.  Schedule 3.12 lists all contracts, agreements
          -------------------
and commitments (the "Material Agreements") of the Borrower or any of its
                      -------------------
Subsidiaries in effect as of the Closing Date (excluding contracts entered into in the ordinary course of business by the Borrower or any of its Subsidiaries), whether written or oral, that (a) extend one (1) year or more and involve the receipt or payment of more than $5,000,000, (b) relate to employment or labor matters (except individual employment contracts) or (c) are material to the business, property, assets, operations or condition, financial or otherwise, of the Borrower or any of its Subsidiaries.

     3.13 Reinsurance.  Schedule 3.13 lists all Reinsurance Agreements in effect
          -----------
as of the Closing Date. All Reinsurance Agreements are in full force and effect to the respective dates set forth on such Schedule. None of the Insurance Subsidiaries of the Borrower or, to the best knowledge of Borrower and each such Insurance Subsidiaries, any other party to such agreements is in default in any material respect as to any provision thereof, and no such agreement contains any provision providing that the other party thereto may terminate such agreement by reason of the transactions contemplated by the Loan Documents. To the best knowledge of the Borrower and its Insurance Subsidiaries, there is no reason to believe that the financial condition of any other party to any Reinsurance Agreement is impaired, with the result that a default thereunder may reasonably be anticipated.

     3.14 Policies of Insurance.  All policies of insurance (including all rates
          ---------------------
and premiums charged with respect thereto) issued by each Insurance Subsidiary of the Borrower comply in form and substance in all material respects with all Requirements of Law.

     3.15 Certain Business Practices.  The underwriting standards and ratings
          --------------------------
used by each Insurance Subsidiary of the Borrower conform in all material respects to all Requirements of Law.

     3.16 Insurance.  Schedule 3.16 sets forth a true and correct summary of all
          ---------
Insurance Policies in effect as of the Closing Date. The Borrower and each of its Subsidiaries are adequately insured under the Insurance Policies, which policies are issued by insurers of recognized responsibility. No notice of any pending or threatened cancellation or increase in premium has been received by the Borrower or any of its Subsidiaries with respect to any such Insurance Policies. The Borrower and its Subsidiaries are in substantial compliance with all material conditions contained in such Insurance Policies.

     3.17 Licenses.  Each Insurance Subsidiary of the Borrower maintains in full
          --------
force and effect all licenses, permits and authorizations required by law in each jurisdiction as are material to and necessary for the ownership, lease or operation of property relating to, or the conduct of, the insurance or reinsurance business by such Insurance Subsidiary in such jurisdiction (collectively, the "Licenses"). No such License is subject to any proceeding
                    --------
relating to suspension, revocation or limitation of such License, and, to the best knowledge of the Borrower, there is no sustainable basis for such suspension, revocation or limitation, and no such suspension, revocation or limitation has been threatened by any Governmental Authority. Schedule 3.17 lists all Licenses of each Insurance Subsidiary of the Borrower, and the lines of insurance that each such Insurance Subsidiary is permitted to be engaged in, as of the Closing Date. As of the Closing Date, no such Insurance Subsidiary transacts any insurance business, directly or indirectly, in any jurisdiction other than those listed on Schedule 3.17.

     3.18 Subsidiaries.  As of the Closing Date, the Borrower has no Insurance
          ------------
Subsidiary other than American Healthcare Indemnity Company, a Delaware corporation, SCPIE Indemnity Company, a California corporation, and American Healthcare Specialty Insurance Company, an Arkansas corporation, and no other Subsidiary other than SCPIE Management Company, a California corporation, SCPIE Insurance Services Inc., a California corporation, and SCPIE Management Services Inc., a California corporation.

     3.19 Purpose of Loans.  The proceeds of the Loans are intended to be used
          ----------------
by the Borrower only to finance its general corporate expenditures, Permitted Acquisitions by the Borrower or any Subsidiary, reasonable expenses of the Borrower or any Subsidiary in respect of prospective Permitted Acquisitions and the repurchase by the Borrower of outstanding shares thereof that are to be retired immediately upon repurchase.

     3.20 Environmental Matters.
          ---------------------

          (a) To the Borrower's knowledge after reasonable inquiry, with respect to the Properties of the Borrower and its Subsidiaries:

              (i) Such Properties and all operations at such Properties are in compliance in all material respects with all applicable Environmental Laws, and there is no contamination at, under or about any of such Properties, or violation of any

Environmental Law with respect to any of such Properties or the business conducted at any of such Properties, which involves a matter or matters which has caused or could reasonably be expected to cause a Material Adverse Effect.

             (ii) Neither the Borrower nor any of its Subsidiaries has received any notice of violation, alleged violation, noncompliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of such Properties or the business conducted at any of such Properties which involves a matter or matters which has caused, or could reasonably be expected to cause, a Material Adverse Effect, nor does the Borrower have knowledge or reason to believe that any such notice will be received or is being threatened except insofar as such notice or threatened notice, or any aggregation thereof, does not involve a matter or matters that could reasonably be expected to cause a Material Adverse Effect.

            (iii) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Borrower, threatened under any Environmental Law in which the Borrower or any of its Subsidiaries is named as a party with respect to any of such Properties or the business conducted at any of such Properties which involves a matter or matters which has caused, or could reasonably be expected to cause, a Material Adverse Effect, nor are there any consent decrees, other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to any of such Properties or such business except insofar as such proceeding, action, decree, order or other requirement, or any aggregation thereof, could not reasonably be expected to cause a Material Adverse Effect.

          (b) To the Borrower's knowledge after reasonable inquiry:

              (i) Neither the Borrower nor any of its Subsidiaries has generated, used, transported, treated, stored, released or disposed of, or suffered or permitted any other Person to generate, use, transport, treat, store, release or dispose of, any Hazardous Substance on or with respect to any of such Properties in violation of any law, which violation could reasonably be expected to have a Material Adverse Effect.

             (ii) There has not been any generation, use, transportation, treatment, storage, release or disposal of any Hazardous Substance on or with respect to any of such Properties which has created, or could reasonably be expected to create, any liability under any Requirement of Law, which liability could reasonably be expected to have a Material Adverse Effect or which would require reporting to or notification of any Governmental Authority.

            (iii) No asbestos, polychlorinated biphenyl or underground storage tank is contained in or located at any of such Properties.

             (iv) Any Hazardous Substance handled or dealt with in any way in connection with any of such Properties has been and is being handled or dealt with in all respects in compliance with Requirements of Law the violation of which could reasonably be expected to have a Material Adverse Effect.

     3.21 Accuracy and Completeness of Information.  The documents furnished and
          ----------------------------------------
the statements made in writing to the Agent by the Borrower or any of its Subsidiaries in connection with the negotiation, preparation or execution of this Agreement or any of the other Loan Documents do not contain any untrue statement of fact material to the creditworthiness of the Borrower or omit to state any such material fact necessary in order to make the statements contained therein not misleading in a material respect, in either case which has not been corrected, supplemented or remedied by subsequent documents furnished or statements made in writing to the Agent prior to the date hereof. The projections and pro forma financial information contained in such materials are
                --- -----
based upon good-faith estimates and assumptions believed by the Borrower and/or each of its Subsidiaries to be reasonable at the time made and as of the date of this Agreement, it being recognized that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results.

     3.22 Permits, Etc.  The Borrower and each of its Subsidiaries hold and
          ------------
maintain in full force and effect all permits, licenses, authorizations and approvals (including all Licenses) as are material and required for each of them lawfully to acquire, own, lease, control, manage or operate their respective businesses. The Borrower and each of its Subsidiaries are in compliance in all material respects with all such permits, licenses, authorizations, approvals and Licenses. To the best knowledge of the Borrower, no condition exists or event has occurred which, in itself or with the giving of notice or lapse of time or both, would result in the suspension, revocation, impairment, forfeiture or nonrenewal of any such permit, license, authorization or approval or License, which suspension, revocation, impairment, forfeiture or nonrenewal could reasonably be expected to have a Material Adverse Effect, and, there is no claim that any of the foregoing is not in full force and effect. There are (a) no judgments, decrees or orders issued or, to the Borrower's knowledge, threatened by any Governmental Authority with respect to the Borrower or any of its

Subsidiaries which could reasonably be expected to have a Material Adverse Effect, (b) no complaints, petitions, filings or other proceedings pending or, to the Borrower's knowledge, threatened before any Governmental Authority with respect to the Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect and (c) no events that have occurred that could reasonably be expected to result in the imposition of any financial penalty by any Governmental Authority upon the Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

     3.23 Assets.  The Borrower and each of its Subsidiaries possess adequate
          ------
assets, patents, patent applications, copyrights, trademarks, service marks and trade names, or licenses thereto, to continue to conduct their respective businesses as heretofore conducted, without any material conflict with the rights of others, except to the extent that the failure to own or license such property could not reasonably be expected to have a Material Adverse Effect.

     3.24 Trade Relations.  To the best knowledge of the Borrower, there exists
          ---------------
no actual or threatened termination, cancellation or limitation of, or modification or change in, the business relationship of the Borrower or any of its Subsidiaries with (a) any customer or any group of customers whose purchases individually or in the aggregate are material to the business of the Borrower or any of its Subsidiaries or (b) any insurance agent, agency or group of insurance agents or agencies, the business relationship with which is individually or in the aggregate material to the business of the Borrower or any of its Subsidiaries. There exists no condition, fact or circumstance that could reasonably be expected to have a Material Adverse Effect or prevent the Borrower or any of its Subsidiaries from conducting its business after the consummation of the transactions contemplated by this Agreement in substantially the same manner in which it has heretofore been conducted.

     3.25 Compliance with Laws.  Neither the Borrower nor any of its
          --------------------
Subsidiaries is in violation of any Requirement of Law, if the effect of such violation, or cumulative effect of such violations, could reasonably be expected to have a Material Adverse Effect, and, to the best of the Borrower's knowledge, no such violation has been alleged, and the Borrower and each of its Subsidiaries (a) have filed in a timely manner all reports, documents and other materials required to be filed with any Governmental Authority, if the failure to so file could reasonably be expected to have a Material Adverse Effect, and the information contained in each of such filings is true, correct and complete in all respects, and (b) have retained all records and documents required to be retained pursuant to any Requirement of Law, if the failure to so retain such records and documents could reasonably be expected to have a Material Adverse Effect.

     3.26 Ranking of Loans.  This Agreement and the other Loan Documents to
          ----------------
which the Borrower is a party, when executed, and the Loans, when borrowed, are and will be the direct and general obligations of the Borrower. The Borrower's obligations hereunder and thereunder rank and will rank at least pari passu in priority of
                                                     ---- -----
payment to all other Indebtedness of the Borrower, except to the extent otherwise permitted hereunder (including capitalized purchase-money debt permitted hereunder).

     3.27 Executive Offices.  The location of the Borrower's executive office
          -----------------
and principal place of business as of the Closing Date is 1888 Century Park East, Suite 800 (Administration), Los Angeles, California 90067-1712.

     3.28 Insolvency.  After giving effect to the funding of the Loans, the
          ----------
application of the proceeds of the Loans as provided herein and the payment of all estimated legal, underwriting, investment banking, accounting and other fees related hereto and thereto, the Borrower and each of its Subsidiaries will be Solvent.

     3.29 Labor Matters.  As of the Closing Date, there are no strikes or other
          -------------
labor disputes against the Borrower or any of its Subsidiaries pending or, to the Borrower's knowledge, threatened against it or any of its Subsidiaries, which could reasonably be expected to have a Material Adverse Effect.

     3.30 Condemnation.  No taking of any of the Properties or any part thereof
          ------------
through eminent domain, conveyance in lieu thereof, condemnation or similar proceeding is pending or, to the knowledge of the Borrower, threatened by any Governmental Authority which would reasonably be expected to have a Material Adverse Effect.

     3.31 Year 2000.  On the basis of a comprehensive review and assessment of
          ---------
the systems and equipment of the Borrower and its Subsidiaries and inquiry made of the material suppliers, vendors and customers of the Borrower and its Subsidiaries, the Year 2000 Problem, including costs of remediation of the same, will not result in a Material Adverse Effect. Each of the Borrower and its Subsidiaries has developed a feasible contingency plan adequate to permit its uninterrupted and unimpaired business operation in the event of a failure of any of its own or a third party's systems or equipment due to the Year 2000 Problem, including systems and equipment of vendors, customers and suppliers.


                                   SECTION 4
                             CONDITIONS PRECEDENT

     4.1  Conditions to Closing Date.  The agreement of each Lender to make any
          --------------------------
Loan requested to be made by it on the Closing Date and otherwise from time to time to make Loans in accordance with the terms hereof is subject to the satisfaction, immediately prior to or concurrently with the Closing Date (except as otherwise expressly provided hereunder), of the following conditions precedent, in form and substance reasonably satisfactory to the
Lenders:

          (a) Credit Agreement and Notes.  The Agent shall have received this
              --------------------------
Agreement, executed and delivered by an officer of the Borrower as of the Closing Date, with a counterpart for each Lender, and each Note for each Lender executed and delivered by an officer of the Borrower.

          (b) Incumbency Certificate.  The Agent shall have received, with a
              ----------------------
counterpart for each Lender, an incumbency certificate of the Borrower, dated the Closing Date, executed by its Secretary or Assistant Secretary.

          (c) Corporate Proceedings.  The Agent shall have received, with a
              ---------------------
counterpart for each Lender, a copy of the resolutions of the Board of Directors of the Borrower authorizing (i) this Agreement, the Notes and the other Loan Documents, and (ii) the borrowings contemplated hereunder, in each case certified by the Secretary or an Assistant Secretary of the Borrower as of the Closing Date, which certificate states that the resolutions thereby certified have not been amended, modified, revoked or rescinded and are in full force and effect.

          (d) Organizational Documents.  The Agent shall have received copies of
              ------------------------
the articles of incorporation and bylaws of the Borrower, as of the Closing Date, certified as of the Closing Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of the Borrower.

          (e) Costs.  The Agent shall have received payment or evidence of
              -----
payment by the Borrower of all costs, expenses and taxes (including those payable pursuant to Section 9.5) accrued and unpaid and otherwise due and payable on or before the Closing Date by the Borrower pursuant to this Agreement.

          (f) Fees.  The Agent shall have received the fees to be paid on the
              ----
Closing Date pursuant to the Agent's Fee Letter.

          (g) Good Standing Certificates.  The Agent shall have received
              --------------------------
certificates, each dated a recent date, of the appropriate Governmental Authorities of the States of Delaware and California, certifying as to the existence and good standing of, and the payment of taxes by, the Borrower in such states and, as applicable, listing all charter documents of the Borrower on file with such officials.

          (h) No Default; Representations.  No Default shall have occurred and
              ---------------------------
be continuing on the Closing Date or would occur after giving effect to the making of the Loans, if any, requested to be made on the Closing Date, and the representations and warranties contained in this Agreement, each other Loan Document and each certificate or other writing delivered to the

Agent and/or the Lenders in satisfaction of the conditions set forth in this Section prior to or on the Closing Date shall be correct in all material respects on and as of the Closing Date, and the Agent shall have received, with a counterpart for each Lender, a certificate of the Borrower to such effect, dated as of the Closing Date and executed by a Responsible Officer.

          (i) Operational Consents.  The Agent shall have received copies of all
              --------------------
material consents, licenses and approvals, in each case as required by law or necessary for (i) the execution, delivery and performance by the Borrower, and the validity and enforceability against the Borrower, of this Agreement and the other Loan Documents, and (ii) the borrowings contemplated hereunder, together with a certificate of a Responsible Officer, with a counterpart for each Lender, certifying that such consents, licenses and approvals, if any, are in full force and effect and are all of the material consents, licenses and approvals required to be obtained by the Borrower or any Subsidiary on or before the consummation of the transactions contemplated hereby.

          (j) Insurance Proceedings.  The Agent shall have received, with a
              ---------------------
counterpart for each Lender, a certificate of a Responsible Officer stating that there are no material insurance regulatory proceedings pending or, to the best of the Borrower's knowledge, threatened against the Borrower or any of its Insurance Subsidiaries in any jurisdiction.

          (k) Financial Condition Certificate.  The Agent shall have received,
              -------------------------------
with a counterpart for each Lender, a certificate, certified as accurate by a Responsible Officer, stating that (i) to the best of the Borrower's knowledge, the Borrower's material payables are current and not past-due except as set forth therein and (ii) after giving effect to the Loans, the Borrower and the Subsidiaries are Solvent.

          (l) Actuarial Report.  The Agent shall have received, with a
              ----------------
counterpart for each Lender, a copy of the Actuarial Report of each Insurance Subsidiary of the Borrower as of December 31, 1998.

          (m) Investment Portfolio.  The Agent shall have received, with a
              --------------------
counterpart for each Lender, (i) a copy of the Stated Investment Policy of each Insurance Subsidiary of the Borrower as of the Closing Date and (ii) such information necessary to disclose to the Lenders such Insurance Subsidiary's Investment Portfolio as of the calendar month-end immediately preceding the Closing Date, all of which information shall disclose that the makeup of such Investment Portfolio is consistent with the Stated Investment Policy of such Insurance Subsidiary, and no Material Adverse Change shall have occurred with respect to such Investment Portfolio since the date of such disclosure.

          (n) Legal Opinions.  The Agent shall have received, with a counterpart
              --------------
for each Lender, the executed legal opinion of counsel to the Borrower.

          (o) Form U-1.  The Agent shall have received, with a counterpart for
              --------
each Lender, a completed and executed Federal Reserve Form U-1 with respect to the Loans.

          (p) Additional Proceedings.  The Agent shall have received such other
              ----------------------
approvals, opinions and documents as any Lender, through the Agent, may reasonably request, and all legal matters incident to the making of such Loans shall be satisfactory to the Agent.

     4.2  Conditions to Each Loan.  The agreement of each Lender to make any
          -----------------------
Loan requested to be made by it on the Closing Date and from time to time requested to be made by it thereafter is subject to the satisfaction, immediately prior to or concurrently with the making of such Loan, of the following conditions precedent:

          (a)  Representations and Warranties; No Default.  The following
               ------------------------------------------
statements shall be true, and the Borrower's acceptance of the proceeds of such Loan shall be deemed to be a representation and warranty of the Borrower on the date of such Loan that:

               (i) The representations and warranties contained in this Agreement, each other Loan Document and each certificate or other writing delivered to the Lenders in connection herewith are correct on and as of the date of such Loan in all material respects as though made on and as of such date, except to the extent that such representations and warranties expressly relate to an earlier date; and

               (ii) No Default has occurred and is continuing or would result from the making of the Loan to be made on such date.

          (b) Legality.  To the best of the Borrower's knowledge, the making of
              --------
such Loan shall not contravene any Requirement of Law applicable to any Lender or the Borrower or any of its Subsidiaries, which contravention could reasonably be expected to have a Material Adverse Effect.

          (c) Borrowing Notice.  The Agent shall have received a borrowing
              ----------------
notice pursuant to the provisions of this Agreement from the Borrower.

     4.3  Determinations under Sections 4.1 and 4.2.  For purposes of
          -----------------------------------------
determining compliance with the conditions specified in Sections 4.1 and 4.2, each Lender shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document or other matter required thereunder to be consented to, approved by or accepted by, or to be satisfactory to, such Lender unless an officer of the Agent responsible for the transactions contemplated by the Loan Documents and holding the position of Vice President or a more senior position has received notice from such Lender before the Closing Date or borrowing date, as applicable, specifying such Lender's objection thereto, and either such objection has not been withdrawn by notice to the Agent to that effect or, if applicable, such Lender has not made available to the Agent such Lender's ratable portion of such borrowing.


                                   SECTION 5
                             AFFIRMATIVE COVENANTS

     The Borrower hereby agrees that from and after the Closing Date, so long as any Commitment or Note remains outstanding and unpaid or any other amount is owing to any Lender or the Agent hereunder:

     5.1  Financial Statements.  The Borrower shall furnish to the Agent and the
          --------------------
Lenders:

          (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, a copy of (i) the audited consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such year and the related audited statements of operations, retained earnings, stockholders' equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or other qualification arising out of the scope of the audit, by the Accountants and (ii) the unaudited consolidating balance sheet and consolidating worksheet as of the end of such year and unaudited consolidating statements of operations and cash flow for such year of the Borrower and each of its Subsidiaries; and

          (b) as soon as available, but in any event not later than 50 days after the end of each fiscal quarter of the Borrower, (i) the unaudited consolidated balance sheet and consolidating worksheet of the Borrower and its Subsidiaries as of the end of such quarter and the related unaudited statements of operations, retained earnings, stockholders' equity and cash flows of the Borrower and its Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, and (ii) the unaudited consolidating balance sheet as of such quarter-end and the related unaudited consolidating statements of operations and cash flows for the portion of the year through such quarter-end of the Borrower and each of its Subsidiaries, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments).

All such financial statements shall be complete and correct in all material respects and be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by the Accountants or a Responsible Officer, as the case may be, and disclosed therein).

     5.2  Annual Statements.  The Borrower shall furnish to the Agent, with
          -----------------
sufficient copies for each Lender:

          (a) as soon as available but in any event within 75 days after the end of each fiscal year of each Insurance Subsidiary of the Borrower, a copy of the Annual Statement of such Insurance Subsidiary for such fiscal year prepared in accordance with SAP, certified by the chief financial officer or treasurer of such Insurance Subsidiary as being complete and correct and presenting fairly in accordance with SAP the financial position of such Insurance Subsidiary for such fiscal year;

          (b) if requested by the Required Lenders, as soon as available but in any event within 45 days after delivery of each Annual Statement pursuant to
Section 5.2(a), a certification without material qualification by the Accountants stating that such Annual Statement is complete and correct and presents fairly in accordance with SAP the relevant Insurance Subsidiary's financial position for such fiscal year;

          (c) as soon as available but in any event within 50 days after the end of each of the first three fiscal quarters of each fiscal year of each Insurance Subsidiary of the Borrower, a copy of such Insurance Subsidiary's quarterly statement for such fiscal quarter, all prepared in accordance with SAP and accompanied by the certification by of a Responsible Officer of such Insurance Subsidiary that all such financial statements are complete and correct and present fairly in accordance with SAP such Insurance Subsidiary's financial position for the periods then ended;

          (d) within 90 days after the end of each fiscal year of each Insurance Subsidiary of the Borrower, a copy of such Insurance Subsidiary's "Statement of Actuarial Opinion" furnished to the Department having jurisdiction over such Insurance Subsidiary (or equivalent information should such Department not require such a statement) as to the adequacy of such Insurance Subsidiary's loss reserves. Such opinion shall be in the format prescribed by the Insurance Code applicable to such Insurance Subsidiary;

          (e) within 90 days after the end of each fiscal year of the Borrower, Actuarial Reports representing all Insurance Subsidiaries of the Borrower prepared by an independent actuary acceptable to the Required Lenders; and

          (f) as soon as practicable after filing with the Department but in any event within 30 days of such filing, the management discussion and analysis of each Insurance Subsidiary of the Borrower.

     5.3  Certificates; Other Information.  The Borrower shall furnish to the
          -------------------------------
Agent, with sufficient copies for each Lender:

          (a) concurrently with the delivery of financial statements referred to in Sections 5.1(a) and 5.1(b), and at any other time no later than 30 days following a written request of the Agent, a duly completed Compliance Certificate, signed by the chief financial officer of the Borrower, containing, among other things, a computation of, and showing compliance with, each of the applicable financial ratios and financial restrictions contained in Section 6 and to the effect that, to the best of such officer's knowledge, as of such date no Default has occurred and is continuing.

          (b) within five Business Days after the same are filed, copies of all financial statements and reports which the Borrower or any of its Subsidiaries may make to, or file with, the Securities and Exchange Commission or any successor Governmental Authority;

          (c) promptly but in any event within five days after the Borrower's receipt thereof, copies of all financial reports (including management letters), if any, submitted to the Borrower by the Accountants in connection with any annual or interim audit of the books thereof;

          (d) as soon as available and in any event not later than January 1 of each fiscal year of the Borrower, a copy of the annual operating budget and a new business plan for the Borrower and each Insurance Subsidiary thereof for such fiscal year;

          (e) as soon as possible and in any event within five Business Days after a Responsible Officer has knowledge of the occurrence of a Default or, in the good-faith determination of a Responsible Officer, a Material Adverse Effect, the written statement by a Responsible Officer setting forth the details of such Default or Material Adverse Effect and the action which the Borrower proposes to take with respect thereto;

          (f) (i) as soon as possible and in any event within five days after the Borrower knows or has reason to know that any Termination Event with respect to any Plan has occurred, a statement of a Responsible Officer describing such Termination Event and the action, if any, which the Borrower proposes to take with respect thereto; (ii) promptly and in any event within five Business Days after receipt thereof by the Borrower, any of its Subsidiaries or any of its or their ERISA Affiliates from the PBGC, copies of each notice received by the Borrower, any of its

Subsidiaries or any of its or their ERISA Affiliates of the PBGC's intention to terminate any Plan or to have a trustee appointed to administer any Plan; (iii) promptly and in any event within five Business Days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Single Employer Plan maintained for or covering employees of the Borrower or any of its Subsidiaries, if the present value of the accrued benefits under such Plan exceeds its assets by an amount which could cause a Material Adverse Effect; and
(iv) promptly and in any event within five Business Days after receipt thereof by the Borrower, any of its Subsidiaries or any of its or their ERISA Affiliates from a sponsor of a Multiemployer Plan or from the PBGC, a copy of each notice received by the Borrower, any of its Subsidiaries or any of its ERISA Affiliates concerning the imposition or amount of withdrawal liability under Section 4202 of ERISA or indicating that such Multiemployer Plan may enter reorganization status under Section 4241 of ERISA;

          (g) promptly after the commencement thereof but in any event not later than fifteen Business Days after service of process with respect thereto on, or the obtaining of knowledge thereof by, the Borrower, notice of each action, suit or proceeding before any Governmental Authority or any arbitrator as to which the Borrower has concluded, after having an opportunity to investigate and evaluate the factual allegations and the applicable law, that such action, suit or proceeding could reasonably to expected to cause a Material Adverse Effect;

          (h) promptly upon receipt thereof, a copy of any reports of examination, financial examination reports or market conduct examination reports by any Governmental Authority with respect to any Insurance Subsidiary of the Borrower relating to such Insurance Subsidiary's insurance business;

          (i) promptly after the filing thereof but in any event not later than five Business Days thereafter, copies of all filings made by the Borrower or any of its Subsidiaries under the Insurance Holding Company Systems Act with any Governmental Authority, including filings that seek approval of Governmental Authorities with respect to transactions between the Borrower or any of its Insurance Subsidiaries and any of their Affiliates;

          (j) promptly after notice thereof but in any event not later than three Business Days thereafter, notice of actual suspension, termination, limitation or revocation of any material license of Borrower or any of its Subsidiaries or any License of any of the Borrower's Insurance Subsidiaries by any Governmental Authority or of receipt of notice from any Governmental Authority notifying the Borrower, or any of its Subsidiaries or Insurance Subsidiaries, of a hearing relating to such a suspension, termination, limitation or revocation, including any request by a Governmental Authority that commits the Borrower or any of its

Insurance Subsidiaries to take, or refrain from taking, any action or that otherwise would have a Material Adverse Effect on the authority of the Borrower or any of its Insurance Subsidiaries to conduct its business;

          (k) within three Business Days of such notice, notice of any pending or threatened inquiry, investigation or regulatory proceeding (other than routine inquiries, investigations or reviews) by any Governmental Authority concerning the business, practices or operations of the Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect;

          (l) promptly after a Responsible Officer's becoming aware thereof, notice of any material change in any Insurance Code governing the investment or dividend practices of insurance companies domiciled in the jurisdiction in which any Insurance Subsidiary of the Borrower is domiciled;

          (m) promptly after receipt thereof, (i) notice of any change or modification to any Reinsurance Agreement, whether entered into before or after the Closing Date, including Reinsurance Agreements, if any, that are in a runoff mode on the Closing Date, which change or modification could reasonably be expected to have a Material Adverse Effect on the Borrower and its Insurance Subsidiaries taken as a whole, (ii) notice of any written notice received by any such Insurance Subsidiary of the Borrower of denial of coverage, litigation, claim or arbitration arising out of any Reinsurance Agreement to which such Insurance Subsidiary is a party, and (iii) such other financial, actuarial and other information with respect to Reinsurance Agreements as the Agent may reasonably request;

          (n) promptly upon the dissemination thereof, each written communication from the Borrower to its shareholders generally;

          (o) within five Business Days of receipt of such notice by the Borrower or any of its Subsidiaries, written notice of any cancellation or material adverse change in any material Insurance Policy carried by the Borrower or such Subsidiary, except to the extent a replacement Insurance Policy having substantially the same terms has been obtained;

          (p) promptly upon receipt after the end of each fiscal year of each Insurance Subsidiary of the Borrower, a copy of the final report to such Insurance Subsidiary from the NAIC as to such Insurance Subsidiary's status under the IRIS Tests, together with (if not included therein) any response required from such Insurance Subsidiary concerning deficiencies;

          (q) within ten days of any directors' meeting at which a modification is made in the Stated Investment Policy of any

Insurance Subsidiary of the Borrower, a written report setting forth in reasonable detail the changes to the Stated Investment Policy of such Insurance Subsidiary;

          (r) promptly upon the Borrower's delivery of the same to any rating agency (including A.M. Best & Company, Inc. and any other rating agency contracted with by the Borrower or any Insurance Subsidiary thereof), a copy of any information delivered by the Borrower to such rating agency during any period in which the rating of the Borrower or any Insurance Subsidiary thereof is under review by such rating agency, whether such review has positive, developing or negative rating implications;

          (s) promptly upon the Borrower's receipt of the same from any rating agency (including A.M. Best & Company, Inc. and any other rating agency contracted with by the Borrower or any Insurance Subsidiary thereof), a copy of any notice of action taken by such rating agency that is adverse to the Borrower or any Subsidiary;

          (t) promptly upon request by the Agent or any Lender, copies of the plans, timetables and budgets of the Borrower and each Subsidiary for addressing the Year 2000 Problem (together with periodic updates thereof and of expenses incurred with respect thereto), any third-party assessments of the year 2000 remediation efforts of the Borrower or any Subsidiary, any year 2000 contingency plan of the Borrower or any Subsidiary and any estimates of the potential litigation exposure (if any) of the Borrower or any Subsidiary to the Year 2000 Problem; and

          (u) promptly upon request by any Lender, such additional financial and other information as any Lender may from time to time reasonably request.

     5.4  Payment of Obligations.  The Borrower shall, and shall cause each of
          ----------------------
its Subsidiaries to, pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, except where the failure to so satisfy such obligations could not reasonably be expected to have a Material Adverse Effect or except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP or SAP, as applicable, with respect thereto have been provided on the books of the Borrower or such Subsidiary, as applicable.

     5.5  Conduct of Business and Maintenance of Existence.  The Borrower shall,
          ------------------------------------------------
and shall cause each Subsidiary to, (a) engage only in business of the same general type as conducted by the Borrower or such Subsidiary as of the Closing Date and any additional lines of business reasonably related thereto, (b) preserve, renew and keep in full force and effect its corporate existence, (c) take all reasonable action to maintain all rights, registrations, licenses (including the Licenses with respect to each Insurance Subsidiary of the Borrower), privileges and franchises necessary or desirable in the normal conduct of its business and (d) comply with all Obligations and Requirements of Law (except that the foregoing shall not be construed as limiting the rights of the Borrower and its Subsidiaries to make Permitted Acquisitions otherwise permitted hereunder).

     5.6  Maintenance of Property; Insurance.  The Borrower and its Subsidiaries
          ----------------------------------
shall:

          (a) maintain, and cause each of its Subsidiaries to maintain, such Insurance Policies as may be required by law or as are customarily maintained by prudent companies similarly situated;

          (b) maintain fire and casualty insurance on its personal property and leasehold improvements in such amounts as are consistent with sound business practice; and

          (c) keep all of their properties in reasonably good working order and condition in the manner customary for companies of like size in similar businesses and as may be required for the continued conduct of their respective businesses, except to the extent that the failure to so keep any such property, together with the failure to so keep all other such properties, could not reasonably be expected to have a Material Adverse Effect.

     5.7  Inspection of Property; Books and Records; Discussions.  The Borrower
          ------------------------------------------------------
shall, and shall cause each of its Subsidiaries to, (a) keep proper books of records and account in which full, true and correct entries in conformity with GAAP, SAP and all Requirements of Law shall be made of all material dealings and transactions in relation to its business and activities and (b) upon reasonable notice and at such reasonable times during usual business hours, permit representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Borrower or any of its Subsidiaries with officers of the Borrower and such Subsidiaries and with the Accountants.

     5.8  Environmental Laws.  The Borrower shall, and shall cause each of the
          ------------------
Subsidiaries to:

          (a) comply with, and ensure compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply in all material respects with any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws;

          (b) conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions, required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws, except to the extent that the same are being contested in good faith by appropriate proceedings; and

          (c) defend, indemnify and hold harmless the Agent and the Lenders, and their respective employees, agents, officers and directors, from and against any and all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Borrower, any of its Subsidiaries or the Borrower's or such Subsidiary's interest in Properties, or any orders, requirements or demands of Governmental Authorities related thereto, including attorneys' and consultants' fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor. This indemnity shall continue in full force and effect and survive, for a period of three years, the termination of this Agreement and payment of the Notes.

     5.9  Use of Proceeds.  The Borrower shall use the proceeds of the Loans
          ---------------
only for the purposes set forth in Section 3.19, and (except as specifically contemplated by Section 3.19) not for the purpose of purchasing or carrying any Margin Stock.

     5.10 Compliance With Laws, Etc.  Except as set forth in Section 5.8
          -------------------------
relating specifically to Environmental Laws, the Borrower shall comply, and cause each of its Subsidiaries to comply, in all material respects with all Requirements of Law (including the establishing of all insurance reserves required to the established under SAP and all Requirements of Law relating to the business of each Insurance Subsidiary of the Borrower), except where the failure to comply could not reasonably be expected to have a Material Adverse Effect, such compliance to include (a) paying before the same become delinquent all taxes, assessments and governmental charges or levies imposed upon the Borrower or any of its Subsidiaries or upon any income, profit or Property of the Borrower or any of its Subsidiaries and (b) paying all lawful claims which if unpaid might become a Lien upon any such Property; provided, however, that
                                                      --------  -------
the Borrower shall not be required to pay and discharge or cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as (i) the validity or applicability thereof is being contested in good faith by appropriate proceedings or the failure to pay such tax, assessment, charge, levy or claim could not reasonably be expected to have a Material Adverse Effect and

(ii) the Borrower or the affected Subsidiary shall, to the extent required by GAAP or SAP, as applicable, have set aside on its books adequate reserves with respect thereto.

     5.11 Permits.  The Borrower shall (a) obtain, maintain and preserve, and
          -------
cause each of its Subsidiaries to obtain, maintain and preserve, all permits, licenses and consents required for the business of the Borrower or any of its Subsidiaries (including the Licenses with respect to each Insurance Subsidiary of the Borrower) which, if not so maintained, could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (b) file, and cause each Subsidiary of the Borrower to file, with Governmental Authorities (including the Department having jurisdiction over each such Insurance Subsidiary) all reports and other documents required to be filed under any Requirement of Law (including the Insurance Code applicable to each such Insurance Subsidiary) in connection with the transactions contemplated hereby which, if not so filed, could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and (c) maintain, and cause each such Subsidiary to maintain, public records and files in accordance with all Requirements of Law (including the Insurance Code and the rules and regulations of the Department and other Governmental Authorities having jurisdiction over each such Insurance Subsidiary) which, if not so filed, could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

     5.12 Leases and Licenses.  The Borrower shall, and shall cause each
          -------------------
Subsidiary to, (a) perform and carry out all of the provisions of all of the leases, licenses, permits and other occupancy agreements relating to real property or real property interests (the "Occupancy Agreements") to be performed
                                          --------------------
by the Borrower or any of its Subsidiaries, the nonperformance of which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (b) appear in and defend any action in which the validity of any of the Occupancy Agreements relating to any real property or real property interests is at issue and (c) commence and maintain any action or proceeding necessary to establish or maintain the validity of any of such Occupancy Agreements or to enforce the provisions thereof. The Borrower shall provide to the Agent true, correct and complete copies of any information relating to any of the Occupancy Agreements as the Agent may reasonably request in writing. The Borrower agrees to provide (or cause to be provided) to the Agent at any time, upon written demand, any further or additional form of assignment, encumbrance or transfer documents as may be reasonably requested by the Agent and to deliver (or cause to be delivered) to the Agent executed copies of any such assignment, encumbrance or transfer documents. The Borrower shall immediately give notice to the Lenders of any default by it or any of its Subsidiaries or, to the knowledge of the Borrower, by any other party to an Occupancy Agreement, which causes, or could reasonably be expected to cause, a Material Adverse Effect under any of the Occupancy Agreements it or any of its Subsidiaries receives or delivers. The Borrower shall not, and shall not permit any of its Subsidiaries to, execute any new Occupancy Agreements without the prior written consent of the Agent, which consent shall not be unreasonably withheld or delayed.

     5.13 Notices.  The Borrower shall provide to each Lender, within five
          -------
Business Days following receipt by the Borrower, copies of all notices received by the Borrower or any of its Subsidiaries (a) under any Material Agreement that relate to any default, any claimed force majeure or any other material provision thereof and (b) from the Internal Revenue Service or any other taxing authority that relate to any dispute regarding deductions, audits or any other material matter which could reasonably be expected to have a Material Adverse Effect.

     5.14 Investments.  The Borrower shall cause the assets of each of its
          -----------
Insurance Subsidiaries to be invested at all times so as to be in full compliance with such Insurance Subsidiary's Stated Investment Policy, except as otherwise permitted by the Borrower's Board of Directors and such Insurance Subsidiaries.

     5.15 Best Rating.  The Borrower shall cause each of its Insurance
          -----------
Subsidiaries at all times to maintain a rating by A.M. Best & Company, Inc. of "A-" or better.

     5.16  Year 2000.  The Borrower shall, and shall cause each Subsidiary to,
           ---------
take all action necessary to assure that the computer-based systems of the Borrower and each Subsidiary are able to operate and effectively process data, including dates, on and after January 1, 2000. At the request of the Agent, the Borrower shall provide the Agent assurances reasonably acceptable thereto of the year 2000 capability of the Borrower and each Subsidiary.


                                   SECTION 6
                              NEGATIVE COVENANTS

     The Borrower hereby agrees that from and after the Closing Date, so long as any Commitment or Note remains outstanding and unpaid or any other amount is owing to any Lender or the Agent hereunder:

     6.1  GAAP Financial Condition Covenants.  The Borrower shall not:
          ----------------------------------

          (a) Maximum Debt Ratio.  Permit the ratio of Total Debt to Total
              ------------------
Capitalization to exceed 0.35 to 1.00 at any time.

          (b) Minimum Fixed Charge Coverage Ratio.  Permit the Fixed Charge
              -----------------------------------
Coverage Ratio as of the end of any fiscal quarter of the Borrower to be less than (i) 2.00 to 1.00 for each such quarter ending on or after March 31, 1999 and on or before March 31, 2002 or (ii) 1.50 to 1.00 for each such quarter ending after March 31, 2002.

          (c) Minimum Tangible Net Worth.  Permit the consolidated Tangible Net
              --------------------------
Worth of the Borrower and its Subsidiaries as of the end of any fiscal quarter of the Borrower to be less than the sum of (i) 90% of the consolidated Tangible Net Worth of the Borrower and its Subsidiaries as of December 31, 1998 (i.e.,
                                                                        ----
$324,020,000), plus (ii) 100% of the aggregate amount of consolidated equity raised by the Borrower and its Subsidiaries after December 31, 1998, plus (iii) 50% of the aggregate amount of consolidated profits (without deduction for any losses) earned by the Borrower and its Subsidiaries after December 31, 1998, minus (iv) the aggregate price (but not exceeding $15,000,000) paid by the Borrower for its repurchase after the date hereof of outstanding shares of the Borrower.

          (d) Maximum Capital Expenditures.  Make or commit to make, or permit
              ----------------------------
any Subsidiary to make or commit to make, any Capital Expenditure, except for Capital Expenditures not exceeding $10,000,000 in the aggregate for the Borrower and its Subsidiaries for each fiscal year of the Borrower.

     6.2  SAP Financial Condition Covenants.  The Borrower shall not:
          ---------------------------------

          (a) Maximum Operating Leverage.  Permit the Operating Leverage as of
              --------------------------
the end of any fiscal quarter of the Borrower to exceed 1.50 to l.00.

          (b) Minimum Policyholder Surplus.  Permit the Policyholder Surplus of
              ----------------------------
any of the Borrower's Insurance Subsidiaries as of the end of any fiscal quarter of the Borrower to be less than the sum of (i) 90% of such Insurance Subsidiary's Policyholder Surplus as of December 31, 1998, plus (ii) 50% of the aggregate amount of additions to such Insurance Subsidiary's Policyholder Surplus (without deduction for any reductions) after December 31, 1998, minus
(iii) 100% of the aggregate amount of any dividend paid by such Insurance Subsidiary to the Borrower after December 31, 1998, to the extent that the proceeds of such dividend are invested by the Borrower in another Insurance Subsidiary of the Borrower, plus (iv) 100% of the aggregate amount of any investment by the Borrower in such Insurance Subsidiary after December 31, 1998, to the extent that such investment is funded from a dividend made to the Borrower by another Insurance Subsidiary of the Borrower, plus (v) 50% of the aggregate amount of any other equity contributed to such Insurance Subsidiary after December 31, 1998.

          (c) Minimum Total Adjusted Capital Ratio.  Permit the ratio of Total
              ------------------------------------
Adjusted Capital to Authorized Control Level Risk Based Capital of any Insurance Subsidiary of the Borrower as of the end of any fiscal year thereof to be less than 4.00 to 1.00. For purposes of this Section, "Total Adjusted Capital" and
                                                   ----------------------
"Authorized Control Level Risk Based Capital" shall have the meanings assigned
--------------------------------------------
to such terms under the NAIC Risk-Based Capital Model Act as promulgated by the NAIC as of the date hereof.

          (d) Maximum Non-Investment Grade Investments.  Permit the aggregate
              ----------------------------------------
Non-Investment Grade Investments (excluding any investment of up to $20,000,000 in the Beverly Hills Real Estate) of the Borrower's Insurance Subsidiaries as of the end of any fiscal quarter of the Borrower to be greater than an amount equal to the lesser of (i) 10% of the aggregate value of the Investment Portfolios of such Insurance Subsidiaries (as reported separately on their respective SAP financial statements for such fiscal quarter) and (ii) 50% of the consolidated capital and surplus of the Borrower and its Subsidiaries as of the end of such fiscal quarter.

     6.3  Limitation on Indebtedness.  The Borrower shall not, and shall not
          --------------------------
permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Indebtedness except for:

          (a) Indebtedness created hereunder and under the other Loan Documents;

          (b) Indebtedness of the Borrower listed in Schedule 3.1(f);

          (c) Indebtedness (i) under any Interest Rate Agreement for bona fide hedging purposes, (ii) in respect of any performance bond or letter of credit (other than any referred to in Section 6.3(e)) issued for the account of the Borrower or any Subsidiary in the ordinary course of business of the Borrower or such Subsidiary and that has been adequately reserved for in accordance with GAAP or SAP, as applicable, or (iii) for bank overdrafts that are incurred by the Borrower or any Subsidiary in the ordinary course of business and that are promptly repaid;

          (d)  Lease Expenses;

          (e) Indebtedness in respect of letters of credit issued for the account of any of the Borrower's Insurance Subsidiaries for reinsurance purposes, provided that such Indebtedness (including any such Indebtedness referred to in Section 6.3(b)) does not exceed $50,000,000 at any time outstanding;

          (f) Indebtedness that has been subordinated to the Obligations pursuant to a subordination agreement in form and substance satisfactory to the Required Lenders; and

          (g) not more than $20,000,000 of Indebtedness of the Borrower at any time outstanding, in addition to the Indebtedness referred to above in this
Section 6.3.

     6.4  Limitation on Liens.  The Borrower shall not, and shall not permit any
          -------------------
of its Subsidiaries to, create, incur, assume or suffer to exist any Lien, or enter into any agreement with any other Person not to create any Lien, upon any of its property, assets or revenues, including any Capital Stock or other Securities issued by any Subsidiary of the Borrower, whether now owned or hereafter acquired, except for:

          (a) Liens created hereunder or under any of the other Loan Documents;

          (b) Liens for taxes not yet delinquent or which are being contested in good faith by appropriate proceedings; provided, however, that adequate reserves
                                       --------  -------
with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as applicable, in conformity with GAAP;

          (c) Liens created by operation of law not securing the payment of Indebtedness for money borrowed or guaranteed, including carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 45 days or which are being contested in good faith by appropriate proceedings;

          (d) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

          (e) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (f) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, could not reasonably be expected to cause a Material Adverse Effect;

          (g) Liens listed in Schedule 3.1(g), securing Indebtedness permitted by Section 6.3(b), as renewed from time to time; provided, however, that no such
                                                 --------  -------
Lien is spread to cover any additional property after the Closing Date and that the amount of Indebtedness secured thereby is not increased;

          (h) Liens securing reinsurance obligations of any Insurance Subsidiary of the Borrower, but only if such Liens are incurred in the ordinary course of business; and

          (i) Liens on Investment Grade Securities of the Borrower or any Subsidiary, securing Indebtedness permitted by Section 6.3(e).

     6.5  Limitation on Fundamental Changes.  The Borrower shall not, and shall
          ---------------------------------
not permit any of its Subsidiaries to, (a) amend its corporate charter or bylaws in any way that could reasonably be expected to have a Material Adverse Effect,
(b) permit (to the extent within its control), vote for, or take any other action to commence or acquiesce to, any bankruptcy or similar proceeding, (c) enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), except that (i) the Borrower and its Subsidiaries may make Permitted Acquisitions, (ii) a Subsidiary of the Borrower may consolidate or merge with a wholly owned Subsidiary of the Borrower if (A) immediately before and after giving effect to such consolidation or merger, no Default shall or would exist, (B) the surviving entity shall be a wholly owned Subsidiary and (C) any such consolidation or merger would not cause any Governmental Authority to restrict the ability of any Insurance Subsidiary of the Borrower to pay dividends or otherwise make distributions to the Borrower or any of its Subsidiaries in any manner and (iii) in connection with any Permitted Acquisition, the Borrower or any Subsidiary may merge with or into any other Person if, after giving effect to the transactions involved in such Permitted Acquisition, the surviving entity shall be the Borrower or a wholly owned Subsidiary, (d) convey, sell, lease, assign, transfer or otherwise dispose of all or substantially all of its property, business or assets or (e) recapitalize.

     6.6  Limitation on Disposition of Assets.  The Borrower shall not, and
          -----------------------------------
shall not permit any of its Subsidiaries to, make any Asset Disposition, except that the Borrower and its Subsidiaries shall be permitted to (a) make Asset Dispositions in the ordinary course of business, (b) sell or exchange used or obsolete equipment outside of the ordinary course of business to the extent that the proceeds of such sale are applied towards, or such equipment is exchanged for, similar replacement equipment, (c) sell marketable securities, including Margin Stock, liquid investments and other financial instruments, (d) make transfers of loss reserves and related assets by reinsurance in an aggregate amount not to exceed $25,000,000, (e) transfer loss reserves among Insurance Subsidiaries of the Borrower pursuant to the Inter-Company Pooling Agreement dated April 30, 1999 and effective as of January 1, 1999 (the "Pooling
                                                               -------
Agreement") among the Borrower's Insurance Subsidiaries as of the date of this
---------
Agreement or pursuant to a successor pooling agreement among the Borrower's Insurance Subsidiaries at the time such successor agreement is entered into (provided that any such successor agreement contains substantially the same terms and conditions as the Pooling Agreement, other than in respect of the pooling percentages applicable to the Borrower's Insurance Subsidiaries), (f) sell the Beverly Hills Real Estate and
(g) make other Asset Dispositions after December 31, 1998 for aggregate consideration not to exceed $5,000,000.

     6.7  Limitation on Restricted Payments.  The Borrower shall not declare or
          ---------------------------------
pay any dividend in cash or in stock (other than a dividend payable solely in shares of Capital Stock in the Borrower) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of the Borrower or any warrants or options to purchase any such Capital Stock, whether now or hereafter outstanding (the foregoing being "Restricted Payments"); provided, however, that the Borrower may make a
       -------------------    --------  -------
Restricted Payment so long as no Default shall exist either prior to or as a consequence of making such Restricted Payment.

     6.8  Unfunded Liabilities.  The Borrower shall not permit unfunded
          --------------------
liabilities to exceed $1,000,000 in the aggregate at any time for any and all Plans maintained for or covering employees of the Borrower.

     6.9  Limitation on Investments, Loans and Advances.  The Borrower shall
          ---------------------------------------------
not, and shall not permit any of its Subsidiaries to, make any advance, loan, extension of credit or capital contribution to any Person, purchase any Capital Stock or other Securities of any Person, make any Acquisition or make any other investment in any Person (any of the foregoing, an "investment"), except:
                                                    ----------

          (a) investments in High Quality Securities, Investment Grade Securities and Non-Investment Grade Investments (subject to Section 6.2(d));

          (b) extensions of trade credit in the ordinary course of business;

          (c) advances to employees of the Borrower for travel, entertainment and relocation expenses in the ordinary course of business;

          (d) Permitted Acquisitions; and

          (e) secured or unsecured loans to any Person not in excess of $500,000 in the aggregate at any one time.

     6.10 Management Fees.  The Borrower shall not, and shall not permit any
          ---------------
Subsidiary to, pay any management fees for services rendered, except payments to wholly owned Subsidiaries or to the Borrower.

     6.11 Transactions with Affiliates.  The Borrower shall not, and shall not
          ----------------------------
permit any Subsidiary to, enter into any transaction, including any purchase, sale, lease or exchange of property or the rendering of any service, on a basis less favorable to the Borrower or such Subsidiary in any material respect than if such transaction were not with an Affiliate of the Borrower, other than (a) advances made to employees of the Borrower or any Subsidiary in the ordinary course of business in connection with their employment, (b) transactions in which the aggregate rental value, remuneration or other consideration (including the value of a loan), together with the aggregate rental value, remuneration or other consideration (including the value of a loan) of all such other transactions consummated in the year during which such transaction is proposed to be consummated, does not exceed $1,000,000, (c) management or other similar agreements entered into among the Borrower and any Subsidiaries in the ordinary course of business, (d) payments to officers or directors of the Borrower or any Subsidiaries in the ordinary course of their employment or (e) dividends otherwise permitted by this Agreement.

     6.12 Fiscal Year.  The Borrower shall not permit the fiscal year of the
          -----------
Borrower or any of its Subsidiaries to end on a day other than December 31.


                                   SECTION 7
                               EVENTS OF DEFAULT

     If any of the following events shall occur and be continuing:

          (a) The Borrower shall fail to pay any principal of any Note when due; the Borrower shall fail to pay any interest on any Note within three Business Days after any such interest becomes due; or the Borrower shall fail to pay any other amount payable hereunder within five Business Days after any such other amount becomes due;

          (b) Any representation or warranty made herein or in any other Loan Document, or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement or any other Loan Document, shall prove to have been incorrect in any material respect when made;

          (c) The Borrower shall default in the observance or performance of any agreement contained in Section 5.2(e), 5.3(e), 5.4, 5.5, 5.9 or 5.15 or in any provision of Section 6;

          (d) The Borrower shall default in the observance or performance of any other agreement contained in this Agreement or in any other Loan Document (other than as provided in paragraphs

(a) through (c) of this Section), and such default shall continue unremedied for a period of thirty Business Days after the earlier of (i) receipt by Borrower of notice thereof from the Agent to the Borrower and (ii) actual knowledge thereof by a senior officer of the Borrower; or any provision of any Loan Document shall at any time for any reason be declared null and void;

          (e) The validity or enforceability of any Loan Document shall at any time be contested by the Borrower or any of its Subsidiaries; or a proceeding shall be commenced by the Borrower or any of its Subsidiaries or by any Governmental Authority or other Person having jurisdiction over the Borrower, seeking to establish the invalidity or unenforceability thereof; or the Borrower or any of its Subsidiaries shall deny that it has any liability or obligation purported to be created under any Loan Document;

          (f) the Borrower or any Subsidiary shall fail to pay any principal of, or interest or premium on, any Indebtedness of the Borrower or such Subsidiary (as the case may be) that is outstanding in a principal amount of at least $1,000,000 in the aggregate (but excluding Indebtedness outstanding hereunder), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness; any other event shall occur or condition shall exist under any agreement or instrument relating to any such Indebtedness and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of (with the giving of notice or the lapse of time or both), the maturity of such Indebtedness; or any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), before the stated maturity thereof;

          (g) (i) The Borrower or any Subsidiary shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it or any of its Subsidiaries, seeking to adjudicate it or any of its Subsidiaries a bankrupt or insolvent or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or any of its Subsidiaries or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or any of its Subsidiaries or for all or any substantial part of the assets of the Borrower or any of its Subsidiaries; (ii) the Borrower or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; (iii) there shall be commenced against the Borrower or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) or (ii) above which (A) results in the entry of an order for relief or any such adjudication or appointment and (B) remains undismissed, undischarged, unstayed or unbonded for a period of 60 days; (iv) there shall be commenced against the Borrower or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of the assets of the Borrower or any of its Subsidiaries which results in the entry of an order for any such relief which shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; (v) the Borrower or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), (iii) or
(iv) above; or (vi) the Borrower or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due or shall make a general assignment for the benefit of creditors;

          (h) (i) Any Person shall engage in any nonexempt "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan which would subject the Borrower or any of its Subsidiaries to any tax, penalty, or other liabilities in the aggregate exceeding $1,000,000;
(ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan; (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee could reasonably be expected to result in the termination of such Plan for purposes of Title IV of ERISA; (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA (other than a standard termination); or (v) the Borrower or any Commonly Controlled Entity could reasonably be expected to incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan; and in each case regarding clauses (ii) through (v) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to cause a Material Adverse Effect;

          (i) One or more judgments or decrees shall be entered against the Borrower and/or any of its Subsidiaries aggregating in excess of $1,000,000, and the portion of all such judgments or decrees in excess of $1,000,000 shall not have been vacated, discharged, stayed or bonded pending appeal (or the bonding requirement waived pending appeal) within thirty days from the entry thereof or in any event five days before the date of any sale pursuant to such judgment or decree, unless the payment of such judgment is covered in full by insurance as to which the carrier has acknowledged liability in writing; or a nonmonetary judgment or order shall be entered against the Borrower or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect, and either (i) enforcement proceedings shall have been commenced by any Person upon such judgment (which has not been stayed pending appeal) or (ii) there shall be any period of five consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

          (j) The Borrower shall cease to own 100% of the Capital Stock and Voting Power of each of its Subsidiaries, or a Change of Control shall have occurred;

          (k) Any action or proceeding shall be instituted by any Governmental Authority seeking to place any Subsidiary of the Borrower under supervision, conservation or rehabilitation, or a receiver shall be appointed for such Subsidiary;

          (l) The Borrower or any of its Subsidiaries shall cease to be Solvent, shall cease to conduct its business as now conducted or shall be enjoined, restrained or in any way prevented by court order from conducting all or any material part of its business affairs;

          (m) Any change in any Insurance Code shall be made which affects the dividend practices of any Insurance Subsidiary of the Borrower and that could reasonably be expected to have a Material Adverse Effect on the Borrower or any of its Insurance Subsidiaries;

          (n) Any material change occurs in the status of any Reinsurance Agreement of any Insurance Subsidiary of the Borrower that could reasonably be expected to have a Material Adverse Effect on the Borrower or such Insurance Subsidiary;

          (o) Any permit, license, approval or authorization required for the lawful ownership, lease, control, use, operation, management or maintenance of the businesses of the Borrower or any of its Subsidiaries, including any License with respect to an Insurance Subsidiary of the Borrower, the loss of which could reasonably be expected to have a Material Adverse Effect, shall (i) be canceled, terminated, rescinded, annulled, revoked, suspended, limited, amended or otherwise modified or (ii) no longer be in full force and effect; or

          (p) Any material provision of any Loan Document, after delivery thereof pursuant to the provisions hereof, shall, for any reason other than an act or omission by the Agent, cease to be valid or enforceable in accordance with its terms, and such cessation could reasonably be expected to have a Material Adverse Effect;

then, and in any such event, (i) if such event is an Event of Default specified in paragraph (g) above, automatically the Loans made to the Borrower hereunder (with accrued interest thereon, including interest accrued after the filing of a petition initiating any proceeding referred to in paragraph (g) above) and all other Obligations shall immediately become due and payable, and (ii) if such event is any other Event of Default, the Agent may with the consent of the Required Lenders, and shall upon the request of the Required Lenders, in either case by notice of default to the Borrower, declare the Loans (with accrued interest thereon) and all other Obligations under this Agreement and the Notes to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrower.


                                   SECTION 8
                                   THE AGENT

     8.1  Appointment.  Each Lender hereby irrevocably designates and appoints
          -----------
UBOC as Agent of such Lender under this Agreement and the other Loan Documents, and each Lender irrevocably authorizes UBOC as the Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist that bind the Agent in such capacity.

     8.2  Delegation of Duties.  The Agent may execute any of its duties under
          --------------------
this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

     8.3  Exculpatory Provisions.  Neither the Agent nor any of its officers,
          ----------------------
directors, employees, agents, attorneys-in-fact or Affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its or such Person's own gross negligence or willful misconduct) or (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the

Borrower or any of its Subsidiaries or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the Notes or any other Loan Document or for any failure of the Borrower. Except as to the receipt of principal, interest or fees hereunder, the Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower or any of its Subsidiaries; provided, however, that the Agent agrees to make such inquiries and inspections
--------  -------
as may reasonably be requested by any Lender.

     8.4  Reliance by Agent.  The Agent shall be entitled to rely, and shall be
          -----------------
fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Borrower), the Accountants and independent accountants and other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders or all Lenders, as it deems appropriate, or unless it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense (except those incurred as a result of the Agent's gross negligence or willful misconduct) which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the Notes and the other Loan Documents in accordance with a request of the Required Lenders or all Lenders, as may be required, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

     8.5  Notice of Default.  Neither the Agent nor any Lender shall be deemed
          -----------------
to have knowledge or notice of the occurrence of any Default hereunder unless such Person has received notice from the Agent, a Lender or the Borrower referring to this Agreement, describing such Default and stating that such notice is a "notice of default." In the event that the Agent or any Lender receives such a notice, the Agent or such Lender, as the case may be, shall give notice thereof to the Agent and the Lenders. The Agent shall take such action with respect to such Default as shall be reasonably directed by the Required Lenders or all Lenders, as appropriate; provided, however, that unless
                                                 --------  -------
and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interests of the Lenders.

     8.6  Nonreliance on Agent and Other Lenders.  Each Lender expressly
          --------------------------------------
acknowledges that none of the Agent or any of its respective officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Agent hereafter taken, including any review of the affairs of the Borrower or any of its Subsidiaries, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition, and creditworthiness of the Borrower and the Subsidiaries and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition, and creditworthiness of the Borrower and the Subsidiaries. The Agent agrees to promptly furnish to each Lender a copy of all notices, reports and other documents received by it from the Borrower; provided, however, that the Agent shall not have any duty or
              --------  -------
responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower or any of its Subsidiaries which may otherwise come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates except such as may come into the possession of the employees of Agent then having the responsibility for the administration of this Agreement.

     8.7  Indemnification.  The Lenders agree to indemnify the Agent in its
          ---------------
capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of such Persons to do so), ratably according to the ratio that the Commitments of each Lender bear to all of the Commitments, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs (including the allocated cost of internal counsel), expenses or disbursements of any kind whatsoever which may at any time (including at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Agent, in its capacity as such, but not as a Lender hereunder, in any way relating to or arising out of this Agreement, any of the other Loan Documents, any documents contemplated by or referred to herein or therein, the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided, however, that no Lender shall be
                                      --------  -------
liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent they result from the Agent's gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Notes and all other amounts payable hereunder.

     8.8  UBOC in Its Individual Capacity.  UBOC and its Affiliates may make
          -------------------------------
loans to, accept deposits from, and generally engage in any kind of business with, the Borrower and the Subsidiaries as though UBOC were not the Agent hereunder and under the other Loan Documents. With respect to the Commitments of UBOC, the Loans made by UBOC and the Notes issued to UBOC, UBOC shall have the same rights and powers under this Agreement and the other Loan Documents as any other Lender, and UBOC may exercise the same as though it were not the Agent. The terms "Lender" and "Lenders" shall include UBOC in its individual
                   ------       -------
capacity.

     8.9  Successor Agent.  The Agent may resign as Agent upon 30 days' notice
          ---------------
to the Lenders, and the Required Lenders may at any time remove the Agent. If the Agent shall be removed or shall resign as Agent under this Agreement and the other Loan Documents, then the Required Lenders shall, with the Borrower's consent (which consent shall not be unreasonably withheld or delayed and in any event shall not be required if a Default has occurred and is continuing), appoint from among the Lenders a successor agent for the Lenders, whereupon (a) such successor agent shall succeed to the rights, powers and duties of the Agent, (b) the term "Agent" shall mean such successor agent, effective upon its appointment, and (c) the former Agent's rights, powers and duties as Agent shall be terminated, in each case without any other or further act or deed on the part of such former Agent, any of the other parties to this Agreement or any holders of the Notes. After any retiring Agent's removal or resignation as Agent, the provisions of this Section 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents.

                                   SECTION 9
                                 MISCELLANEOUS

     9.1  Amendments and Waivers.  Neither this Agreement, any Note, any other
          ----------------------
Loan Document, nor any terms hereof or thereof may be amended, waived or otherwise modified except in accordance with the provisions of this Section. No amendment or waiver of any provision of any Loan Document, or consent to any departure by the Borrower therefrom, shall in any event be effective unless the same is in writing and signed by the Required Lenders and, in the case of any such amendment, the Borrower, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall: (a)
       --------  -------
reduce the amount or extend the maturity of any Note or any installment due thereon, or reduce the rate or extend the time of payment of interest thereon, or reduce the amount or extend the time of payment of any fee, indemnity or reimbursement payable to any Lender, in each case without the written consent of the Lender affected thereby; (b) (i) amend, modify or waive any provision of this Section or reduce the percentage specified in, or otherwise modify the definition of, Required Lenders, (ii) consent to the assignment or transfer by the Borrower of any of its rights and obligations under any Loan Document, (iii) release the Borrower from any material liability under any Loan Document, (iv) amend, modify or waive, directly or indirectly, any of the provisions of Section 2.1(e), 2.3 or 2.9 or (v) amend, modify or waive any provision of any Loan Document requiring the consent or approval of all Lenders, in each case without the written consent of all of the Lenders; (c) amend, modify or waive any provision of Section 8 without the written consent of the then Agent; or (d) amend, modify or waive any provision of this Agreement requiring the consent or approval of the Required Lenders, in each case without the written consent of the Required Lenders. Any such amendment, waiver and consent shall apply equally to each of the Lenders and shall be binding upon the Borrower, the Lenders, the Agent and all future holders of the Notes. In the case of any waiver, the Borrower, the Lenders and the Agent shall be restored to their former position and rights hereunder and under the outstanding Notes and any other Loan Documents, and any Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default, or impair any right consequent thereon.

     9.2  Notices.  All notices, requests, demands or other communications to or
          -------
upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or 3 days after being deposited in the United States mail, certified and postage prepaid and return receipt requested, or, in the case of telecopy notice, when received, in each case addressed to the parties at their addresses as set forth on
Schedule 2 (or, in the
case of the Borrower, on its signature page hereto) or in the Assignment and Acceptance pursuant to which a Person becomes a party hereto, or to such other address as may be hereafter notified by the respective parties hereto; provided,
                                                                       --------
however, that any notice, request or demand to or upon the Agent or the Lenders
-------
pursuant to Section 2.1, 2.2, 2.3, 2.4, 2.8 or 2.11 or any notice to the Borrower pursuant to Section 7 shall not be effective until received.

     9.3  No Waiver; Cumulative Remedies.  No failure to exercise and no delay
          ------------------------------
in exercising, on the part of the Agent or any Lender, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

     9.4  Survival of Representations and Warranties.  All representations and
          ------------------------------------------
warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement (but shall not be deemed to be restated unless otherwise expressly provided for).

     9.5  Payment of Expenses and Taxes.  The Borrower agrees, whether or not
          -----------------------------
the transactions contemplated hereby are consummated, (a) to pay or reimburse the Agent for all its reasonable costs and out-of-pocket expenses incurred in connection with the preparation and execution of, and any amendment, waiver or consent in respect of, this Agreement, the Notes and the other Loan Documents, and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees and disbursements of outside counsel to the Agent and the allocated reasonable costs of internal counsel to the Agent and each Lender, (b) after the occurrence and during the continuance of a Default, to pay or reimburse the Agent and each Lender for all its reasonable costs and out-of-pocket expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "workout" or in connection with any insolvency or bankruptcy proceeding, including reasonable legal fees and disbursements of outside counsel to the Agent and each Lender and the allocated reasonable cost of internal counsel to the Agent and each Lender, (c) to pay, and indemnify and hold harmless each Lender and the Agent from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes

(but not including Excluded Taxes), if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the Notes, the other Loan Documents and any such other documents and (d) to pay, and indemnify and hold harmless each Lender and the Agent from and against, any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs (including the allocated reasonable cost of internal counsel and the reasonable legal fees and disbursements of outside counsel to the Lenders and the Agent), expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the Notes, the other Loan Documents and any such other documents or the use of the proceeds of the Loans (all the foregoing, collectively, the "indemnified liabilities"); provided,
                                       -----------------------    --------
however, that the Borrower shall have no obligation hereunder to the Agent or
-------
any Lender with respect to indemnified liabilities arising from the gross negligence or willful misconduct of the Agent or such Lender or their agents or attorneys-in-fact. The agreements in this Section shall survive repayment of the Notes and all other amounts payable hereunder.

     9.6  Successors and Assigns; Participation; Purchasing Lenders.
          ---------------------------------------------------------

          (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Agent, all future holders of the Notes and their respective successors and assigns, except that the Borrower may not assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of each Lender.

          (b) Any Lender may at any time sell to one or more banks or other entities ("Participants") participating interests in the rights of such Lender
           ------------
hereunder and under the other Loan Documents. A Participant shall have the right to vote only on the extension of the regularly scheduled maturity of principal or interest under a Note or the reduction of the principal amount or rate of interest of a Note. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of its Note for all purposes under this Agreement and the other Loan Documents, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents.

          (c) Any Lender may at any time sell to any of its Affiliates, to any Lender or any Affiliate thereof, or to one or more additional lenders or financial institutions that are approved by the Borrower, such approval not to be unreasonably withheld or delayed and in any event not to be required in the case of any such sale to a Lender or an Affiliate thereof or if an Event of Default has occurred and is continuing ("Purchasing Lenders"), all or any part of its rights and obligations under
  ------------------
this Agreement, the Notes and the other Loan Documents pursuant to an Assignment and Acceptance substantially in the form of Exhibit B, executed by such Purchasing Lender and such transferor Lender, and delivered to the Agent for its acceptance and recording in the Register, accompanied (except in the case of an assignment by a Lender to an Affiliate thereof) by a $3,000 processing fee; provided, however, that any such sale must result in the Purchasing Lender
--------  -------
having an interest of at least $5,000,000 in aggregate amount of obligations under this Agreement and the other Loan Documents. Upon such execution and delivery, from and after the transfer effective date determined pursuant to such assignment document, (i) the Purchasing Lender thereunder shall be a party hereto and, to the extent provided in the Assignment and Acceptance, have the rights and obligations of a Lender hereunder (including the obligation to comply with Section 2.12(b)) with a Facility A Commitment and a Facility B Commitment as set forth therein, and (ii) the transferor Lender thereunder shall, to the extent of such assigned portion and as provided in the Assignment and Acceptance, be released from its obligations under this Agreement and the other Loan Documents (and, in the case of an Assignment and Acceptance covering all or the remaining portion of a transferor Lender's rights and obligations under this Agreement, such transferor Lender shall cease to be a party hereto). Any such Assignment and Acceptance shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of Commitment percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the other Loan Documents. The Borrower, at its own expense, shall execute and deliver to the Agent, in exchange for the surrendered Notes, appropriately completed new Notes to the order of such Purchasing Lender and transferor Lender.

          (d)  The Agent shall maintain at its address referred to in Section
9.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and
---------
the Commitments of, and principal amounts of the Loan owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as the owner of the Loans recorded therein for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

          (e) Upon its receipt of an Assignment and Acceptance executed by a transferor Lender and Purchasing Lender (and, in the case of a Purchasing Lender that is not then a Lender or an Affiliate thereof, by the Borrower and the Agent), together with the processing fee referred to in Section 9.6(c), the Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto, record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Borrower.

          (f) The Borrower authorizes each Lender to disclose to any Participant and any Purchasing Lender (each, a "Transferee"), and to any
                                                ----------
prospective Transferee, any and all financial information in such Lender's possession concerning the Borrower and its Subsidiaries and Affiliates which has been delivered to such Lender by or on behalf of the Borrower pursuant to this Agreement or any other Loan Document or which has been delivered to such Lender by or on behalf of the Borrower in connection with such Lender's credit evaluation of the Borrower and its Subsidiaries and Affiliates prior to becoming a party to this Agreement; provided, however, that such Transferee or
                           --------  -------
prospective Transferee agrees to maintain the confidentiality of such information in accordance with the provisions of Section 9.16.

          (g) Nothing herein shall prohibit any Lender from pledging or assigning any of its rights under its Notes to any Federal Reserve Bank in accordance with any Requirement of Law.

     9.7  Adjustments; Setoff.
          -------------------

          (a)  If any Lender (a "benefited Lender") shall at any time receive
                                 ----------------
any payment of all or part of its Loans, or interest thereon, or fees (whether voluntarily or involuntarily, by setoff, pursuant to events or proceedings of the nature referred to in Section 7(g) or 8.8, or otherwise), in a greater proportion than any such payment to any other Lender, if any, in respect of such other Lender's Loans, or interest thereon, or fees, such benefited Lender shall purchase for cash from the other Lenders such portion of each such other Lender's Loans, or fees, as shall be necessary to cause such benefited Lender to share the excess payment ratably with each of the Lenders; provided, however,
                                                           --------  -------
that if all or any portion of such excess payment is thereafter recovered from such benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.
The Borrower agrees that each Lender so purchasing a portion of another Lender's Loans may exercise all rights of payment (including rights of setoff) with respect to such portion as fully as if such Lender were the direct holder of such portion.

          (b) Subject to Section 9.7(a), in addition to any rights and remedies of the Lenders provided by law, with the prior consent of the Agent, each Lender shall have the right, exercisable upon the occurrence and during the continuance of an Event of Default and acceleration of the Obligations pursuant to Section 7, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, to set off, appropriate and apply against any such Obligations any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof or bank controlling such Lender to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower after any such setoff and application made by such Lender; provided, however, that the failure to give such notice
                     --------  -------
shall not affect the validity of such setoff and application.

     9.8  Counterparts.  This Agreement may be executed by one or more of the
          ------------
parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

     9.9  Severability.  Any provision of this Agreement which is prohibited or
          ------------
unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     9.10 Integration.  This Agreement, together with the other Loan Documents,
          -----------
represents the entire agreement of the Borrower, the Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein, in the other Loan Documents or in the related fee letters referred to herein.

     9.11 GOVERNING LAW.  THIS AGREEMENT AND THE NOTES AND THE RIGHTS AND
          -------------
OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA (WITHOUT REFERENCE TO ITS CHOICE-OF-LAW RULES).

     9.12 Alternative Dispute Resolution.
          ------------------------------

          (a)  Claims Subject to Judicial Reference; Selection of Referee.  All
               ----------------------------------------------------------
Claims, including any and all questions of law or fact relating thereto, shall, at the written request of the

Borrower or the Agent (together the "Parties," provided that, in the case of any
                                     -------
Claim not involving the Borrower, the affected Lender(s) shall be considered "Parties" hereunder), be determined by Reference. The Parties shall select a single neutral referee, who shall be a retired state or federal court judge with at least five years of judicial experience in civil matters. In the event that the Parties cannot agree upon a referee, the referee shall be appointed by a court having jurisdiction over the same. The Borrower, on the one hand, and the Lenders (taken as a whole), on the other hand, shall bear equally the fees and expenses of the referee unless the referee provides otherwise in the statement of decision; provided, however, that if the Borrower is not a party to the
             --------  -------
relevant Claim, then the Parties to such Claim shall bear such fees and expenses equally among themselves unless the referee provides otherwise in the statement of decision.

          (b)  WAIVER OF JURY TRIAL.  IN CONNECTION WITH A REFERENCE OR ANY
               --------------------
OTHER ACTION OR PROCEEDING, WHETHER BROUGHT IN STATE OR FEDERAL COURT, THE PARTIES HEREBY EXPRESSLY, INTENTIONALLY AND DELIBERATELY WAIVE ANY RIGHT THEY MAY OTHERWISE HAVE TO TRIAL BY JURY OF ANY CLAIM.

          (c)  Conduct of Reference.  Except as provided in this Agreement, any
               --------------------
Reference shall be conducted pursuant to the law of the State of California.
The referee shall determine all issues relating to the applicability, interpretation, legality and enforceability of this Agreement and the other Loan Documents.

          (d)  Provisional Remedies, Self-Help and Foreclosure.  No provision of
               -----------------------------------------------
this Agreement shall limit the right of any Party (i) to exercise self-help remedies, including setoff, (ii) to foreclose against or sell any collateral, by power of sale or otherwise, or (iii) to obtain or oppose provisional or ancillary remedies from a court of competent jurisdiction before, after or during the pendency of a Reference. The exercise of, or opposition to, any such remedy does not waive the right of any Party to Reference pursuant to this Agreement.

          (e)  Limitation on Damages.  In the event that punitive damages are
               ---------------------
permitted under the law of the State of California, the amount thereof shall not exceed a sum equal to three times the amount of actual damages as determined by the referee.

          (f)  Severability.  In the event that any provision of any Loan
               ------------
Document is found to be illegal or unenforceable, the remainder of such Loan Document shall remain in full force and effect.

          (g)  Miscellaneous.  In the event that multiple claims are asserted,
               -------------
some of which are found not subject to the provisions of this Section 9.12, the Parties agree to stay the proceedings of the claims not subject to this Section
9.12 until
all other claims are resolved in accordance with this Section 9.12. In the event that claims are asserted against multiple parties, some of whom are not subject to this Section 9.12, the Parties agree to sever the claims subject to this
Section 9.12 and resolve them in accordance with this Section 9.12. In the event of any challenge to the legality or enforceability of this Section 9.12, the prevailing Party shall be entitled to recover the costs and expenses, including reasonable attorneys' fees, incurred by it in connection therewith.

     9.13 Acknowledgements.  The Borrower hereby acknowledges that:
          ----------------

          (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

          (b) neither the Agent nor any Lender has any fiduciary relationship to the Borrower solely by virtue of any of the Loan Documents, and the relationship pursuant to the Loan Documents between the Agent and the Lenders, on one hand, and the Borrower, on the other hand, is solely that of creditor and debtor; and

          (c) no joint venture exists among the Lenders or among the Borrower and the Lenders.

     9.14 Headings.  Section headings herein are included for convenience of
          --------
reference only and shall not constitute a part of this Agreement for any other purpose.

     9.15 Conflict of Terms.  Except as otherwise provided in this Agreement or
          -----------------
any of the other Loan Documents by specific reference to the applicable provisions of this Agreement, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.

     9.16 Confidentiality.  The Lenders shall take normal and reasonable
          ---------------
precautions to maintain the confidentiality of all nonpublic information obtained pursuant to the requirements of this Agreement which has been identified as such by the Borrower but may, in any event, make disclosures (a) reasonably required by any bona fide transferee, assignee or participant in connection with the contemplated transfer or assignment of any of the Loans or participation therein, (b) as required or requested by any Governmental Authority or representative thereof or as required pursuant to legal process,
(c) to its attorneys and accountants, (d) as required by law or (e) in connection with litigation involving any Lender; provided, however, that (i)
                                                 --------  -------
such transferee, assignee or participant agrees to comply with the provisions of this Section unless specifically prohibited by applicable law or court order,
(ii) each Lender shall use its
best efforts to notify the Borrower of any requirement or request by any Governmental Authority or representative thereof (other than any such request in connection with an examination of such Lender by such Governmental Authority) and any requirement pursuant to legal process of or for disclosure of such information (other than in connection with litigation between any Subsidiary of the Borrower and any Lender) and (iii) in no event shall any Lender be obligated or required to return any materials furnished by the Borrower or any of its Subsidiaries.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                              SCPIE HOLDINGS INC.



                              By:   /s/ Patrick T. Lo
                                    ----------------------------------------
                              Name:  Patrick T. Lo
                                     ---------------------------------------
                              Title:  Senior Vice President & CFO
                                      --------------------------------------

                              Address for Notices:

                              1888 Century Park East
                              Suite 800 (Administration)
                              Los Angeles, California 90067-1712
                              Telephone:  (213) 551-5900
                              Facsimile:  (213) 551-5947



                              UNION BANK OF CALIFORNIA, N.A.,
                              as Administrative Agent, as
                              Arranger and as a Lender



                              By:
                                    ----------------------------------------
                                    Robert C. Nagel
                                    Vice President
best efforts to notify the Borrower of any requirement or request by any Governmental Authority or representative thereof (other than any such request in connection with an examination of such Lender by such Governmental Authority) and any requirement pursuant to legal process of or for disclosure of such information (other than in connection with litigation between any Subsidiary of the Borrower and any Lender) and (iii) in no event shall any Lender be obligated or required to return any materials furnished by the Borrower or any of its Subsidiaries.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                              SCPIE HOLDINGS INC.



                              By:
                                    ----------------------------------------
                              Name:
                                     ---------------------------------------
                              Title:
                                      --------------------------------------

                              Address for Notices:

                              1888 Century Park East
                              Suite 800 (Administration)
                              Los Angeles, California 90067-1712
                              Telephone:  (213) 551-5900
                              Facsimile:  (213) 551-5947



                              UNION BANK OF CALIFORNIA, N.A.,
                              as Administrative Agent, as
                              Arranger and as a Lender



                              By:   /s/ Robert C. Nagel
                                    ----------------------------------------
                                    Robert C. Nagel
                                    Vice President

                              FIRST UNION NATIONAL BANK,
                              as Documentation Agent and
                              as a Lender



                              By:   /s/ Gail M. Golightly
                                    ----------------------------------------
                              Name:  Gail M. Golightly
                                     ---------------------------------------
                              Title:  Senior Vice President
                                      --------------------------------------



                              DRESDNER BANK AG, New York Branch
                              and Grand Cayman Branch



                              By:
                                    ----------------------------------------
                                    Lloyd C. Stevens
                                    Vice President


                              By:
                                    ----------------------------------------
                              Name:
                                     ---------------------------------------
                              Title:
                                      --------------------------------------

                              FIRST UNION NATIONAL BANK,
                              as Documentation Agent and
                              as a Lender



                              By:
                                    ----------------------------------------
                              Name:
                                     ---------------------------------------
                              Title:
                                      --------------------------------------



                              DRESDNER BANK AG, New York Branch
                              and Grand Cayman Branch



                              By:   /s/ Lloyd C. Stevens
                                    ----------------------------------------
                                    Lloyd C. Stevens
                                    Vice President


                              By:   /s/ Rajiv Gupta
                                    ----------------------------------------
                              Name:  Rajiv Gupta
                                     ---------------------------------------
                              Title:  Assistant Vice President
                                      --------------------------------------

                                     -81-